UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

GARMIN LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GARMIN LTD.

NOTICE AND PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD

FRIDAY, JUNE 7, 2024

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card

and promptly return it in the enclosed envelope.

If you reviewed your materials electronically or through a broker or other nominee,

please follow the instructions provided.

THIS NOTICE AND PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND THE 2023
ANNUAL REPORT ARE FIRST BEING FURNISHED ON APRIL [___], 2024.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Garmin Ltd.
Mühlentalstrasse 2
8200 Schaffhausen
Switzerland

Notice of Annual General Meeting of Shareholders

To be held on June 7, 2024

To the Shareholders of Garmin Ltd.:

We cordially invite you to attend the 2024 Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”). The Annual Meeting will be held at the offices of the law firm of Homburger Ltd, Prime Tower, Hardstrasse 201, 8005 Zurich, Switzerland, at 5:00 p.m. Central European Summer Time on Friday, June 7, 2024. The purpose of the meeting is to consider and vote upon the following matters:

PROPOSALS

1.	Approval of Garmin’s 2023 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2023
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2023 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023, and Garmin’s statutory financial statements for the fiscal year ended December 30, 2023.
2.	Approval of the appropriation of available earnings
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the appropriation of available earnings as follows:

Proposed Appropriation of Available Earnings
Balance brought forward from previous years	$1,158,941,000
Cancellation of repurchased shares	$(210,136,000)
Net (loss) income for the period (on a stand-alone unconsolidated basis)	$(323,393,000)
Total available to the Annual Meeting	$625,412,000
Resolution proposed by the Board of Directors:
• RESOLVED, that the available earnings of $625,412,000 shall be carried forward.

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3.	Approval of the payment of a cash dividend in the aggregate amount of $3.00 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $3.00 per outstanding share as follows:
Reserve from Capital Contribution as per December 30, 2023		$4,099,733,000
Resolutions proposed by the Board of Directors:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of $3.00 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that $646,405,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the reserve from capital contribution in order to pay such dividend of $3.00 per outstanding share (assuming a total of 195,880,428 shares[4] eligible to receive the dividend); and further	$(646,405,000)
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
•	Reserve from Capital Contribution after Dividend Reserve Allocation	$3,453,328,000
(1)	In no event will the dividend payment exceed a total of $3.00 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 30, 2023, includes a margin to accommodate new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Any unused portion of the Dividend Reserve will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 30, 2023. The number of shares eligible for dividend payments may change due to the issuance of new shares or the reissuance of treasury shares, including (without limitation) from the capital band or the conditional share capital reserved for the share incentive plans, or the cancellation of existing shares as a result of share repurchases.

4.	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 30, 2023
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the Executive Management be discharged from personal liability for the fiscal year ended December 30, 2023.
5.	Re-election of five directors and election of one new director
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that each of Jonathan C. Burrell, Joseph J. Hartnett, Min H. Kao, Catherine A. Lewis and Clifton A. Pemble be re-elected as directors, and that Susan M. Ball be elected as a new director, each for a term extending until completion of the 2025 annual general meeting.
6.	Re-election of the Chairman
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that Min H. Kao be re-elected as Executive Chairman of the Board of Directors for a term extending until completion of the 2025 annual general meeting.
7.	Re-election of three Compensation Committee members and election of one new member
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that each of Jonathan C. Burrell, Joseph J. Hartnett and Catherine A. Lewis be re-elected as members of the Compensation Committee, and that Susan M. Ball be elected as a new member of the Compensation Committee, each for a term extending until completion of the 2025 annual general meeting.
8.	Re-election of the independent voting rights representative
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the law firm of Wuersch & Gering LLP be re-elected as the independent voting rights representative for a term extending until completion of the 2025 annual general meeting, including any extraordinary general meeting of shareholders prior to the 2025 annual general meeting.
9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2024 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the fiscal year ending December 28, 2024 be ratified and that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.
10.	Advisory vote on the compensation of Garmin’s Named Executive Officers
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers (“NEOs”), as disclosed in Garmin’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

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11.	Advisory vote on the Swiss Statutory Compensation Report
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving Garmin’s Swiss Statutory Compensation Report for the fiscal year ended December 30, 2023.
12.	Advisory vote on the Swiss Statutory Non-Financial Matters Report
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving Garmin’s Swiss Statutory Non-Financial Matters Report for the fiscal year ended December 30, 2023.
13.	Binding vote to approve Fiscal Year 2025 maximum aggregate compensation for the Executive Management (as defined in this Proxy Statement)
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Executive Management in Fiscal Year 2025 in an amount not to exceed $11,000,000.
14.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2024 annual general meeting and the 2025 annual general meeting
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Board of Directors between the 2024 annual general meeting and the 2025 annual general meeting in an amount not to exceed $1,800,000.
15.	Amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an amendment and restatement of the Garmin Ltd. Amended and Restated 2005 Equity Incentive Plan, as last amended and restated on June 9, 2023 (the “Plan”), primarily to increase the number of shares authorized under the Plan from 13 million to 18 million, and the maximum number of shares that may be delivered as restricted shares or pursuant to performance units or restricted stock units from 12 million to 17 million. The text of the proposed amendment and restatement is contained in Annex 3.
16.	Renewal of Capital Band
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to renew its existing capital band by giving the Board of Directors’ authority to issue new shares and/or to cancel shares or reduce the nominal value of the shares thereunder for a one-year period ending on June 7, 2025. The authority to issue shares will be limited to an increase of up to 20% of Garmin’s stated capital, and the authority to cancel shares or reduce the nominal value of the shares will be limited to up to 10% of Garmin’s stated capital. The text of the proposed shareholder resolution and the proposed amendment to our Articles of Association are contained in Annex 4.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement (the “Proxy Statement”).

A proxy card is being sent with this Proxy Statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 12, 2024, which is the record date for the Annual Meeting. In addition, a proxy card will be sent with this Proxy Statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of 5:00 p.m., U.S. Eastern Time, on May 28, 2024. Shareholders registered in Garmin’s share register with voting rights as of 5:00 p.m., U.S. Eastern Time, on May 28, 2024 are entitled to notice of, and to exercise voting rights by giving instructions to our independent voting rights representative (in the manner as further set out in the accompanying Proxy Statement) with respect to the matters to be resolved upon at, the Annual Meeting and any adjournments thereof. Under our Articles of Association, shareholders of record may also grant proxies to a third party, who need not be a shareholder.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 12, 2024 and to participants in the Garmin International, Inc. Retirement Plan with a beneficial interest in our shares as of April 12, 2024, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A., as of May 28, 2024. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the “2023 Annual Report”), which contains the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023, the Swiss statutory financial statements of Garmin for the fiscal year ended December 30, 2023 and the Auditor’s Reports for Fiscal Year 2023, are available in the Investor Relations section of Garmin’s website www.garmin.com. Copies of the 2023 Annual Report, the Swiss statutory financial statements of Garmin for the fiscal year ended December 30, 2023, the Auditor’s Reports, the Swiss Compensation Report and the Swiss Non-Financial Matters Report may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

If you received these proxy materials through the mail, please use the enclosed proxy card to direct the vote of your shares. Please date the proxy card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may exercise your voting rights by Internet or by telephone using the instructions provided on the proxy card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

GARMIN LTD. - 2024 Proxy Statement       5

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to exercise voting rights with respect to your shares at the Annual Meeting on the election of directors and on certain other proposals described in the attached Proxy Statement if you have not given your broker instructions on how to exercise voting rights with respect to your shares. Please be sure to give instructions to your broker so that your vote can be counted on the election and such other proposals.

April [____], 2024

By Order of the Board of Directors,

Andrew R. Etkind

Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2024

This Proxy Statement and Garmin’s 2023 Annual Report are available at http://materials.proxyvote.com/H2906T

GARMIN LTD. - 2024 Proxy Statement       6

Table of Contents

BEAT YESTERDAY		9

PROXY STATEMENT		10

INFORMATION CONCERNING SOLICITATION AND VOTING		10

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		14

PROPOSAL ONE	Approval of Garmin’s 2023 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2023	16

PROPOSAL TWO	Appropriation of available earnings	17

PROPOSAL THREE	Payment of a cash dividend in the aggregate amount of $3.00 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments	18

PROPOSAL FOUR	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 30, 2023	19

PROPOSAL FIVE	Re-election of five directors and election of one new director	20

Board Meetings and Standing Committee Meetings		23

Board Leadership Structure and Role in Risk Oversight		25

Compensation and Risk		25

Communications with Directors		26

Compensation Committee Interlocks and Insider Participation		26

Certain Relationships and Related Party Transactions		26

Non-Management Director Compensation		26

PROPOSAL SIX	Re-election of the Chairman	28

PROPOSAL SEVEN	Re-election of three Compensation Committee members and election of one new member	29

PROPOSAL EIGHT	Re-election of the independent voting rights representative	30

PROPOSAL NINE	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2024 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term	31

PROPOSAL TEN	Advisory Vote on the Compensation of Garmin’s Named Executive Officers	32

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PROPOSAL ELEVEN	Advisory Vote on the Swiss Statutory Compensation Report	33

PROPOSAL TWELVE	Advisory Vote on the Swiss Statutory Non-Financial Matters Report	34

PROPOSAL THIRTEEN	Binding Vote to Approve Fiscal Year 2025 Maximum Aggregate Compensation for the Executive Management	35

PROPOSAL FOURTEEN	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2024 Annual General Meeting and the 2025 Annual General Meeting	36

PROPOSAL FIFTEEN	Amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan	37

PROPOSAL SIXTEEN	Renewal of Capital Band	44

AUDIT MATTERS		45

Report of Audit Committee		45

Annual Evaluation and Selection of Independent Auditors		45

Independent Registered Public Accounting Firm Fees		46

EXECUTIVE COMPENSATION MATTERS		47

SHAREHOLDER PROPOSALS		61

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS		62

OTHER MATTERS		62

ANNEX 1 2023 Swiss Statutory Compensation Report		A-1

ANNEX 2 2023 Swiss Statutory Non-Financial Matters Report		A-14

ANNEX 3 Amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan		A-19

ANNEX 4 Renewal of Capital Band		A-33

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At Garmin, we make products that are engineered on the inside for life on the outside. We bring GPS navigation and wearable technology to the automotive, aviation, marine, outdoor and fitness markets. We think every day is an opportunity to innovate and a chance to beat yesterday.

Garmin’s Mission Statement, Vision and Values

Our Mission

To be an enduring company by creating superior products for automotive, aviation, marine, outdoor, and sports that are an essential part of our customers’ lives.

Our Vision

We will be the global leader in every market we serve, and our products will be sought after for their compelling design, superior quality, and best value.

Our Values

The foundation of our culture is honesty, integrity, and respect for associates, customers, and business partners. Each associate is fully committed to serving customers and fellow associates through outstanding performance and accomplishing what we say we will do.

Garmin’s values are a direct reflection of the values of our founders, Gary Burrell and Dr. Min Kao. The values they embodied and instilled in Garmin at the time of its founding remain the values that drive everything we do.

GARMIN LTD. - 2024 Proxy Statement       9

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the law firm of Homburger Ltd, Prime Tower, Hardstrasse 201, 8005 Zurich, Switzerland, at 5:00 p.m. Central European Summer Time on Friday, June 7, 2024, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Notice of the Annual General Meeting of Shareholders. This proxy statement (the “Proxy Statement”) and the accompanying proxy card are first being furnished to shareholders on or about April [__], 2024.

References to “U.S. Dollars” and “$” in this Proxy Statement are to United States dollars, the legal currency of the United States. Unless otherwise noted, all monetary amounts are stated in U.S. Dollars. Our reporting currency is U.S. Dollars.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”) and to participants in the Garmin International, Inc. Retirement Plan (the “Retirement Plan”) with a beneficial interest in our shares (“Plan Participants”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”).

Proposals

At the Annual Meeting, the Board intends to ask you to exercise your voting rights with respect to the following matters:

1.	Approval of Garmin’s 2023 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2023;
2.	Approval of the appropriation of available earnings;
3.	Approval of the payment of a cash dividend in the aggregate amount of $3.00 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments;
4.	Discharge of the members of the Board and the Executive Management from liability for the fiscal year ended December 30, 2023;
5.	Re-election of five directors and election of one new director;
6.	Re-election of the Chairman;
7.	Re-election of three Compensation Committee members and election of one new member;
8.	Re-election of the independent voting rights representative;
9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the fiscal year ending December 28, 2024 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term;
10.	Advisory vote on the compensation of Garmin’s Named Executive Officers;
11.	Advisory vote on the Swiss statutory compensation report;
12.	Advisory vote on the Swiss statutory non-financial matters report;
13.	Binding vote to approve Fiscal Year 2025 maximum aggregate compensation for the Executive Management;
14.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2024 annual general meeting and the 2025 annual general meeting;
15.	Amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan; and
16.	Renewal of Capital Band.

Shareholders Entitled to Exercise Voting Rights

April 12, 2024 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date, there were [•] shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries) outstanding and entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting, except as provided below. Any additional shareholders who are registered in Garmin’s share register on May 28, 2024 will receive a copy of the proxy materials after May 28, 2024 and are entitled to exercise voting rights by giving instructions to our independent voting rights representative (in the manner as further set out in the Proxy Statement) with respect to the matters to be resolved upon at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 28, 2024 will not be entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting.

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No shareholder will be entered in Garmin’s share register as a shareholder with voting rights between the close of business on May 28, 2024 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register, will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin’s share register on May 28, 2024 but have sold their shares before the Annual Meeting date are not entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but on or before May 28, 2024 and who wishes to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 28, 2024. Registered holders of our shares (as opposed to beneficial shareholders) on May 28, 2024 who sell their shares prior to the Annual Meeting will not be entitled to exercise voting rights with respect to those shares in relation to the matters to be resolved upon at the Annual Meeting.

Proposals 1 through 15 each requires the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions. Proposal 16 requires the affirmative vote of at least two-thirds of the votes and the absolute majority of the par value of shares, each as represented at the Annual Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.

Members of our Board and members of Executive Management (which consists of our CEO and CFO) are not allowed to exercise their shareholder voting rights with respect to Proposal 4, the proposal to discharge the members of the Board and the Executive Management from liability for the fiscal year ended December 30, 2023.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the fiscal year ending December 28, 2024 is not required by law or by our organizational regulations (the “Organizational Regulations”), but shareholders’ views are important to the Audit Committee of the Board (the “Audit Committee”) and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm.

Proposals 10, 11 and 12 are advisory and non-binding on Garmin. However, our Board will review voting results on these proposals and will give consideration to such results.

Broker Non-Votes

Although brokers have discretionary authority to exercise voting rights with respect to shares of Broker Customers on “routine” matters, they do not have authority to exercise voting rights with respect to shares of Broker Customers on “non-routine” matters pursuant to applicable New York Stock Exchange (“NYSE”) rules. We believe that the following proposals to be resolved upon at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to exercise voting rights with respect to shares owned by Broker Customers in relation to these proposals unless the broker receives instructions from such customers:

•	Proposal No. 4 (discharge of the members of the Board and Executive Management from liability for the fiscal year ended December 30, 2023);
•	Proposal No. 5 (re-election of five directors and election of one new director);
•	Proposal No. 6 (re-election of the Chairman);
•	Proposal No. 7 (re-election of three Compensation Committee members and election of one new member);
•	Proposal No. 10 (advisory vote on compensation of Garmin’s Named Executive Officers);
•	Proposal No. 11 (advisory vote on the Swiss compensation report);
•	Proposal No. 12 (advisory vote on the Swiss statutory non-financial matters report);
•	Proposal No. 13 (binding vote to approve Fiscal Year 2025 maximum aggregate compensation for the Executive Management);
•	Proposal No. 14 (binding vote to approve maximum aggregate compensation for the Board for the period between the 2024 annual general meeting and the 2025 annual general meeting); and
•	Proposal No. 15 (amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan).

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How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may exercise voting rights (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. Retirement Plan (the “Retirement Plan”) to exercise voting rights) with respect to their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint as their proxy the independent voting rights representative, the law firm of Wuersch & Gering LLP, 100 Wall Street, New York, NY 10005, USA, to vote their shares by checking the appropriate box on the enclosed proxy card and the independent voting rights representative will vote all shares for which it is the proxy as specified by the shareholders on the proxy card. A registered shareholder desiring to name as proxy someone other than the independent voting rights representative may do so by crossing out the name of the independent voting rights representative on the proxy card and inserting the full name of such other person. In that case, the shareholder must sign the proxy card and deliver it to the person named, and the person named must be present, present appropriate identification and vote at the Annual Meeting. Shares owned by shareholders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed proxy card and have not specifically indicated their votes instruct the independent voting rights representative to vote in the manner recommended by the Board. If any modifications to agenda items or proposals identified in the invitation to the Annual Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board.

We urge you to return your proxy card by 5:00 p.m. U.S. Eastern Time, on June 3, 2024 to ensure that your proxy can be timely submitted.

Shares Held Under the Garmin International, Inc. Retirement Plan

On the voting instructions card, Plan Participants may instruct the trustee of the Retirement Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received will not be voted by the trustee. The trustee of the Retirement Plan will vote shares allocated to the accounts of the Plan Participants by giving instructions to the independent voting rights representative accordingly.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares through voting instructions relayed to the independent voting rights representative in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Broker Non-Votes.”

Revoking Proxy Authorizations or Instructions

Until the polls for a particular proposal on the agenda close (or in the case of Plan Participants, until the trustee of the Retirement Plan votes), voting instructions or votes of Record Holders and voting instructions of Plan Participants may be revoked or recast with a later-dated, properly executed and delivered proxy card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the independent voting rights representative at any time before the Chairman of the Annual Meeting closes the polls for a particular proposal on the agenda; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the Retirement Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

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Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective Retirement Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting. Security measures will be in place at the meeting, and briefcases, handbags and packages are subject to inspection. No cameras (including mobile phone cameras) or recording devices of any kind, or signs, placards, banners or similar materials, may be used during the meeting. Anyone who refuses to comply with these requirements will not be admitted, or, if admitted, will be required to leave.

Webcast of the Annual Meeting

A live audio webcast of the Annual Meeting will be available at www.garmin.com/investors/AGMwebcast.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 12, 2024 Garmin had outstanding [•] shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries). The following table contains information as of April 12, 2024 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) each director and nominee; (iii) each named executive officer named in the Summary Compensation Table; and (iv) all the directors, nominees and named executive officers as a group. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin. Unless otherwise indicated, the address for each person named below is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, USA.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percent of Class	(2)
5% Shareholders
BlackRock, Inc.(3) Institutional Shareholder	15,305,863		[ ]	%
The Vanguard Group(4) Institutional Shareholder	17,793,841		[ ]	%
Directors and Executive Officers
Susan M. Ball Director Nominee	[ ]		*
Douglas G. Boessen CFO and Treasurer	[ ]		*
Jonathan Burrell(5) Director	[ ]	(6)	[ ]	%
Patrick Desbois Executive Vice President, Operations	[ ]		*
Andrew R. Etkind Vice President, General Counsel and Corporate Secretary	[ ]		*
Joseph J. Hartnett Shareholder and Director	[ ]	(7)	*
Min H. Kao, Ph.D. Director and Executive Chairman	[ ]	(8)	[ ]	%
Catherine A. Lewis Director	[ ]	(9)	*
Charles W. Peffer Director	[ ]	(10)	*
Clifton A. Pemble Director, President and CEO	[ ]	(11)	*
Philip I. Straub Executive Vice President – Managing Director, Aviation	[ ]		*
Directors and Executive Officers as a Group (11 persons)	[ ]	(12)	[ ]	%
*	Less than 1% of the outstanding shares
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or stock appreciation rights held by that person that are currently exercisable as of April 12, 2024 or within 60 days of such date and shares of restricted stock units that will be released to that person within 60 days of April 12, 2024 upon vesting of restricted stock unit awards, are deemed to be outstanding and beneficially owned by that person. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name. In addition, except as indicated in the footnotes to this table, to Garmin’s knowledge, each shareholder named in the table owns the shares set forth opposite such shareholder’s name directly.
(2)	The percentage is based upon the number of shares outstanding as of April 12, 2024 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.
(3)	According to Schedule 13G Amendment No. 8 filed by BlackRock, Inc. on January 31, 2023. According to the Schedule 13G Amendment No. 8, BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001, USA.
(4)	According to Schedule 13G Amendment No. 8 filed by The Vanguard Group on February 9, 2023. According to the Schedule 13G Amendment No. 8, The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355, USA.
(5)	Mr. Burrell’s address is P.O. Box 507, Stillwell, KS 66085.

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(6)	Mr. Burrell’s beneficial ownership includes [ ] Mr. Burrell’s beneficial ownership also includes 1,501 shares that will be released to him within 60 days of April 12, 2024 upon vesting of restricted stock unit awards.
(7)	Mr. Hartnett’s beneficial ownership includes 1,501 shares that will be released to him within 60 days of April 12, 2024 upon vesting of restricted stock unit awards.
(8)	Dr. Kao’s beneficial ownership includes (i) [ ] shares held by the M&F Trust 10/17/19, over which Dr. Kao has shared voting and dispositive power; (ii) [ ] shares held by revocable trusts established by Dr. Kao’s children, over which Dr. Kao has shared voting and dispositive power; and (iii) [ ] shares held by the Kao Family Foundation, a charitable foundation of which Dr. Kao is president and director and in such capacity may be deemed to exercise shared voting and dispositive power over such shares. Dr. Kao disclaims beneficial ownership of the shares held by the Kao Family Foundation.
(9)	Ms. Lewis’s beneficial ownership includes 1,501 shares that will be released to her within 60 days of April 12, 2024 upon vesting of restricted stock unit awards.
(10)	Mr. Peffer’s shares voting and dispositive power over these shares with his spouse. Mr. Peffer’s beneficial ownership includes 1,501 shares that will be released to him within 60 days of April 12, 2024 upon vesting of restricted stock unit awards.
(11)	Of these shares, 255 shares are held by a child of Mr. Pemble who shares the same household.
(12)	The number includes [ ] shares that will be released upon vesting of restricted stock unit awards within 60 days of April 12, 2024. Individuals in the group have disclaimed beneficial ownership as to a total of [ ] of the shares listed.

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PROPOSAL ONE    Approval of Garmin’s 2023 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2023

The consolidated financial statements of Garmin for the fiscal year ended December 30, 2023 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 30, 2023 are contained in the 2023 Annual Report, which was mailed to all registered shareholders with this Proxy Statement. A copy of the 2023 Annual Report is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2023 Annual Report also contains the reports of Ernst & Young Ltd, Garmin’s auditor pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2023 Annual Report and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd, as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 30, 2023 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Garmin, the consolidated results of operations and cash flows in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and comply with Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2023 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 30, 2023 AND THE STATUTORY FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 30, 2023.

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PROPOSAL TWO    Appropriation of available earnings

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The Board proposes the following appropriation of available earnings:

Proposed Appropriation of Available Earnings
Balance brought forward from previous years	$1,158,941,000
Cancellation of repurchased shares	$(210,136,000)
Net (loss) income for the period (on a stand-alone unconsolidated basis)	$(323,393,000)
Total available to the general meeting	$625,412,000
Resolution proposed by the Board of Directors: - RESOLVED, that the available earnings of $625,412,000 shall be carried forward.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS.

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PROPOSAL THREE    Payment of a cash dividend in the aggregate amount of $3.00 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments

Under Swiss law, the shareholders must approve the payment of any dividend or distribution at a general meeting. The Board proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $3.00 per outstanding share out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board in its discretion, as further specified in the Board’s dividend proposal set forth below. The Board currently expects that the dividend payment and record dates will be as follows:

Dividend Payment Date	Record Date	$ Per Share
June 28, 2024	June 17, 2024	$0.75
September 27, 2024	September 13, 2024	$0.75
December 27, 2024	December 13, 2024	$0.75
March 28, 2025	March 14, 2025	$0.75

The Board’s dividend proposal has been confirmed to comply with Swiss law and Garmin’s Articles of Association by Garmin’s statutory auditor, Ernst & Young Ltd, a state-supervised auditing enterprise, representatives of which will be present at the Annual Meeting. The Board proposes the following resolutions with respect to the dividend:

Reserve from Capital Contribution as per December 30, 2023	$4,099,733,000
Resolutions proposed by the Board of Directors:
• RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of $3.00 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
• RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
• RESOLVED, that $646,405,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the reserve from capital contribution in order to pay such dividend of $3.00 per outstanding share (assuming a total of 195,880,428 shares[4] eligible to receive the dividend); and further	$(646,405,000)
• RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the reserve from capital contribution; and further
• RESOLVED, that to the extent that any installment payment would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
• Reserve from Capital Contribution after Dividend Reserve Allocation	$3,453,328,000
(1)	In no event will the dividend payment exceed a total of $3.00 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 30, 2023, includes a margin to accommodate new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Any unused portion of the Dividend Reserve will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 30, 2023. The number of shares eligible for dividend payments may change due to the reissuance of treasury shares or the issuance of new shares, including (without limitation) from the capital band or the conditional share capital reserved for the share incentive plans, or the cancellation of existing shares as a result of share repurchases.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PAYMENT OF A CASH DIVIDEND IN THE AGGREGATE AMOUNT OF $3.00 PER OUTSTANDING SHARE OUT OF GARMIN’S RESERVE FROM CAPITAL CONTRIBUTION IN FOUR EQUAL INSTALLMENTS.

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PROPOSAL FOUR    Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 30, 2023

In accordance with Article 698, paragraph 2, item 7 of the Swiss Code of Obligations, it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the Board and the Executive Management from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors and the management.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin Ltd., the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE MANAGEMENT FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 30, 2023.

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PROPOSAL FIVE    Re-election of five directors and election of one new director

Pursuant to Swiss law and our Articles of Association, the members of our Board must be elected annually and individually for a term extending until completion of the next annual general meeting.

Garmin believes that the size of its board is appropriate considering the primary duties of the board, its governance structure, the experience of each board member, and the capabilities of the management team it oversees. Accordingly, our Board consists of six directors.

The Board has nominated the following persons, each of whom is currently a director of Garmin, to stand for re-election for a term extending until completion of the annual general meeting in 2025: Jonathan C. Burrell, Joseph J. Hartnett, Min H. Kao, Catherine A. Lewis and Clifton A. Pemble. The Board has also nominated Susan M. Ball to stand for election for a term extending until completion of the annual general meeting in 2025.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for re-election have served as directors and/or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Mr. Burrell, Mr. Hartnett, Dr. Kao, Ms. Lewis and Mr. Pemble have each indicated that they are willing and able to continue to serve as directors if re-elected, or, in the case of Ms. Ball, to serve if elected, and have consented to being named as nominees in this Proxy Statement.

Susan M. Ball, age 60, has more than 35 years of experience in finance, accounting, business operations and taxes. She has served as Chief Financial Officer and Treasurer of SAM, LLC, a privately held provider of geospatial and inspection services, since July 2022. Ms. Ball previously served as Chief Financial Officer, Executive Vice President and Treasurer of Team, Inc. (NYSE: TISI) from December 2018 to November 2021. From January 2018 to May 2018, Ms. Ball served as Executive Vice President, Chief Financial Officer and Treasurer of CVR Energy, Inc. (NYSE: CVI) and from August 2012 to December 2017 as its Chief Financial Officer and Treasurer. Ms. Ball also served as Executive Vice President and Chief Financial Officer of the general partner of CVR Partners LP (NYSE: UAN) from January 2018 to May 2018 and as its Chief Financial Officer and Treasurer from August 2012 to December 2017. Ms. Ball has held the designation of Certified Public Accountant since 1991. Ms. Ball was a director of U.S. Concrete, Inc. (Nasdaq: USCR) from August 2018 to August 2021 and served as Chair of its Audit Committee from May 2020 to August 2021 and as a member of its Audit Committee from October 2018 to August 2021. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) recommended Ms. Ball as a candidate for Board nomination.

The Board has concluded that Ms. Ball should be nominated for election as a director of Garmin because: (1) her experience as the chief financial officer of both public and private companies and her experience as the chairman of the audit committee of a public company gives her strong qualifications to be a member of the Audit Committee, and she qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) she has significant experience as a senior executive in the areas of, operations management, executive leadership, strategic planning and finance; (3) she meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations; and (4) she satisfies the general criteria described below under “Nominating and Corporate Governance Committee.”

Jonathan C. Burrell, age 60, has been a director of Garmin since June 2018. Mr. Burrell is the CEO of the Burrell Family Office. In this role, he manages and provides direction for the assets and investments of the Burrell family. In addition, he is an inventor and active investor in financial, technology and clean energy related businesses. Mr. Burrell is an inventor on 35 issued and pending U.S. patents, many of which are owned by Garmin. Mr. Burrell holds a Bachelor of Science in Mechanical Engineering from Wichita State University. He has served on several boards of charitable organizations and currently serves as president of the Burrell family’s charitable foundation.

The Board has concluded that Mr. Burrell should be nominated for re-election as a director of Garmin because: (1) his significant experience in product design and development provides the Board with valuable experience relevant to Garmin’s products; (2) he has considerable knowledge of Garmin’s business and operations from his previous service as a leader of Garmin’s engineering department; (3) he meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee.”

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Joseph J. Hartnett, age 68, has been a director of Garmin since June 2013. Mr. Hartnett was Interim President and Chief Executive Officer of Sparton Corporation (NYSE: SPA) from February 2016 to March 2019. Previously he served as President and Chief Executive Officer of Ingenient Technologies, Inc., and U.S. Robotics Corporation where he also served as Chief Financial Officer. Mr. Hartnett was a partner with Grant Thornton LLP where he was employed for over 20 years in various leadership positions at the regional, national and international level. Mr. Hartnett is a registered Certified Public Accountant in the State of Illinois and holds a Bachelor’s degree in Accounting from the University of Illinois at Chicago. Mr. Hartnett was a director of Sparton Corporation from September 2008 to March 2019 and was Chairman of its Board of Directors from October 2014 to February 2016. At Sparton Corporation Mr. Hartnett served as past chairman and member of the audit committee and past member of the compensation and nominating and corporate governance committees. He is also a former director of Crossroad Systems, Inc., Ingenient Technologies, Inc. and U.S. Robotics Corporation.

The Board has concluded that Mr. Hartnett should be nominated for re-election as a director of Garmin because: (1) his 20 years of experience as a Certified Public Accountant with Grant Thornton LLP and his experience as the chairman of the audit committee of two other public companies gives him strong qualifications to be a member of the Audit Committee, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he has significant industry experience as a senior executive in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience; (3) he meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations; (4) through his years of service on our Board he has obtained a thorough knowledge of Garmin’s business and culture which enables him to provide effective advice and oversight to management consistent with our goal of long-term value creation for shareholders; and (5) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee.”

Min H. Kao, age 75, has served as Executive Chairman of Garmin since January 2013. Dr. Kao served as Chairman of Garmin from September 2004 to December 2012 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He served as Chief Executive Officer of Garmin from August 2002 to December 2012 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the board of directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years.

The Board has concluded that Dr. Kao should be nominated for re-election as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries; (2) he possesses over 30 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand Garmin’s vision and values; (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee;” and (5) he was born in Taiwan and is a Taiwanese American, adding racial diversity to the Board.

Catherine A. Lewis, age 71, has been a director of Garmin since June 2019. Ms. Lewis has more than 25 years of experience in the accounting and tax professions. She served as Global Head of Tax for KPMG’s Energy and Natural Resources practice from 2002 until her retirement in 2012. She served on KPMG’s Board of Directors for five years starting in 2004. Before joining KPMG in 2002, Ms. Lewis spent 17 years at Arthur Andersen. Ms. Lewis has been a director of CorEnergy Infrastructure Trust, Inc. (OTCPink: CORR) since July 2013, Chair of its Audit Committee since May 2016, a member of its Compensation and Corporate Governance Committee since July 2021, and was a member of its Investment Committee from July 2013 to May 2022.

The Board has concluded that Ms. Lewis should be nominated for re-election as a director of Garmin because: (1) she has more than 25 years of experience as a Certified Public Accountant and has experience as the Audit Committee Chair of another public company and she qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) she has significant experience advising public companies on U.S. and international taxation; (3) she meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations; and (4) she satisfies the general criteria described below under “Nominating and Corporate Governance Committee.”

Clifton A. Pemble, age 58, has been a director of Garmin since August 2004 and has served as President and Chief Executive Officer of Garmin since January 2013. Mr. Pemble served as President and Chief Operating Officer of Garmin from October 2007 to December 2012. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Executive Officer of Garmin International, Inc. since January 2013. Previously, he served as Chief Operating Officer of Garmin International, Inc. from October 2007 to December 2012 and he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the board of directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years.

The Board has concluded that Mr. Pemble should be nominated for re-election as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 30 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee.”

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The following matrix provides summary information about our directors’ skills, experience and diversity.

	Susan M. Ball	Jonathan C. Burrell	Joseph J. Hartnett	Min H. Kao	Catherine A. Lewis	Clifton A. Pemble
Experience
Executive Leadership Experience
Audit Committee Financial Expert
Global Tax Compliance
Risk and Compliance Oversight
Corporate Governance
Cybersecurity and Information Technology Oversight
Other Public Company Board Experience
Global Operations
Technology Product Design and Development
Product Manufacturing
Mergers and Acquisitions
Diversity
Asian
White/Caucasian
Gender	F	M	M	M	F	M

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OR ELECTION OF EACH OF THESE NOMINEES.

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Director Independence

The Board has undertaken a review of the independence of the directors on our Board. Based on this review, the Board has determined that four current members of the Board (Mr. Burrell, Mr. Hartnett, Ms. Lewis and Mr. Peffer) qualify as “independent” directors as defined under the applicable listing standards of the NYSE and SEC regulations. The Board has also determined that Ms. Ball would be an independent director as defined under the applicable listing standards of the NYSE and SEC regulations if she is elected to the Board at the Annual Meeting. Ms. Ball, Mr. Burrell, Mr. Hartnett and Ms. Lewis would constitute a majority of the Board.

In making these determinations, our Board considered any current and prior relationships or transactions that each director has with the Company and other information provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our common stock by each director and the transactions, if any, involving them described in “Non-Management Director Compensation” and “Certain Relationships and Related Party Transactions.”

Board Meetings and Standing Committee Meetings

Meetings

The Board held four meetings and acted by unanimous written consent seven times during the fiscal year ended December 30, 2023. Four executive sessions of the independent directors were held in the 2023 fiscal year. At executive sessions of the independent directors no presiding director is appointed and each of the independent directors is given the opportunity to raise issues, make comments or express views. The Board has established three standing committees: the Audit Committee, the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating Committee. During the 2023 fiscal year, the Audit Committee held four meetings and acted by written consent once, the Compensation Committee held five meetings and acted by written consent three times and the Nominating Committee held three meetings and acted by written consent once. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. Five of Garmin’s directors attended Garmin’s 2023 annual general meeting.

Audit Committee

Mr. Peffer (Chairman), Mr. Hartnett and Ms. Lewis serve as the members of the Audit Committee. If Ms. Ball is elected to the Board at the Annual Meeting, she would take the place of Mr. Peffer as a member of the Audit Committee. The Board has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com/investors/governance (the “Audit Committee Charter”). The functions of the Audit Committee include overseeing Garmin’s internal accounting and financial reporting processes and external audit processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm, and Ernst & Young Ltd, Garmin’s statutory auditor. The Audit Committee may also assist with oversight of and monitoring of the Company’s risk management practices and legal and regulatory compliance as may be directed by the Board from time to time. The Board has determined that Mr. Hartnett, Ms. Lewis and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002 and that, if elected, Ms. Ball would be an “audit committee financial expert.” The Board has determined that all the members of the Audit Committee are independent under the applicable listing standards of the NYSE and SEC regulations.

Compensation Committee

Mr. Hartnett (Chairman), Mr. Burrell, Mr. Peffer and Ms. Lewis serve as the members of the Compensation Committee. If Ms. Ball is elected to the Board and to the Compensation Committee at the Annual Meeting, she would take the place of Mr. Peffer as a member of the Compensation Committee.

Our Articles of Association provide that the Compensation Committee shall, among other things: (1) consider and make recommendations to the Board; (2) assist the Board in discharging its responsibilities relating to compensation and related disclosure of the members of Executive Management, including the development of policies relating to Executive Management compensation and benefit programs; and (3) prepare and recommend to the Board the proposals of the Board to the general meeting of the shareholders regarding the compensation of the Board and Executive Management. In addition, the Board has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com/investors/governance (the “Compensation Committee Charter”).

The primary responsibilities of the Compensation Committee are to: (a) review, approve and oversee Garmin’s compensation philosophy for executive officers, and oversee the development and implementation of compensation programs aligned with Garmin’s goals and objectives; (b) determine the compensation levels, as well as the components and structure of the compensation packages, of the Executive Chairman and CEO, based on their performance in light of Garmin’s goals and objectives,

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recent compensation history, and the application of any policies and procedures established by the Compensation Committee; (c) determine the compensation levels, as well as the components and structure of the compensation packages, of the other executive officers, based on input and recommendations from the CEO and based on their performance in light of relevant performance goals and objectives, recent compensation history, and the application of any policies or procedures established by the Compensation Committee; (d) review and approve any employment, change of control, severance or other agreements with the executive officers, and any amendments to such agreements; (e) prepare and recommend to the Board the proposals for submission at the annual general meeting of shareholders regarding the maximum aggregate compensation of the members of the Board and Garmin’s Executive Management, as required under applicable Swiss law; (f) review and discuss with management the proposed Compensation Discussion and Analysis section (“CD&A”) of Garmin’s annual general meeting proxy statement and, based on such review and discussion, make a recommendation to the Board regarding inclusion of the CD&A in the proxy statement; (g) produce the annual Compensation Committee Report required by the Securities Exchange Act of 1934 (the “Exchange Act”); (h) review and discuss with management the report regarding the compensation of the members of the Board and Garmin’s Executive Management to accompany Garmin’s statutory financial statements in accordance with Swiss law, and make a recommendation to the Board regarding inclusion of such report with the statutory financial statements; (i) recommend to the Board any changes in the amount, components and structure of compensation paid to the non-employee members of the Board for their service on the Board and its committees; (j) review the design and oversee the administration of Garmin’s broad-based employee compensation and benefit programs in a manner that is consistent with Garmin’s compensation philosophy and long-term strategic plan; (k) review potential risks related to Garmin’s compensation programs and policies, including whether any such programs and policies incentivize unnecessary and excessive risk taking; (l) review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all equity-based incentive compensation plans for employees and non-employee directors, and the shares and amounts reserved thereunder after taking into consideration Garmin’s strategy of long-term and equity-based compensation; (m) serve as the Board committee administering all such plans, including establishing guidelines, interpreting plan documents, and approving awards granted under the plans; (n) make regular reports to the Board; (o) review its charter annually and recommend proposed changes to the Board; and (p) review its performance annually and report to the Board.

The Board has determined that all the members of the Compensation Committee are independent under the applicable listing standards of the NYSE and SEC regulations. The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants, outside legal advisers, and other advisers in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters—Compensation Discussion and Analysis” below. Pursuant to Swiss law, the members of the Compensation Committee are elected annually by the shareholders at the annual general meeting.

Nominating and Corporate Governance Committee

Mr. Burrell (Chairman), Mr. Hartnett, Mr. Peffer and Ms. Lewis serve as the members of the Nominating Committee. If Ms. Ball is elected to the Board at the Annual Meeting, it is expected that she would take the place of Mr. Peffer as a member of the Nominating Committee.

The Board has adopted a written charter for the Nominating Committee (the “Nominating Committee Charter”). A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com/investors/governance. The primary responsibilities of the Nominating Committee are to (a) evaluate the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of Garmin and make recommendations to the Board for approval, except with respect to the size of the Board, make recommendations to the Board for submission to shareholders for approval; (b) determine director selection criteria and conduct searches for prospective directors whose skills and attributes reflect these criteria; (c) evaluate and recommend nominees for election to the Board; (d) evaluate and make recommendations to the Board concerning the appointment of directors to serve on each standing committee and the selection of Board committee chairpersons, except that, as required by mandatory Swiss law, members of the Compensation Committee shall be elected by the shareholders; (e) evaluate and make recommendations to the Board of a nominee for election by the shareholders to serve as Chairman of the Board; (f) evaluate prior to each annual general meeting, and report to the Board on, the financial literacy of the Audit Committee members and whether the Audit Committee has at least one “audit committee financial expert” and one Audit Committee member who has accounting or related financial management expertise; (g) evaluate prior to each annual general meeting, and report to the Board on, the independence of director nominees and Board members under applicable laws, regulations, and stock exchange listing standards; (h) create and implement a process for the Board to annually evaluate its own performance; (i) recommend to the Board Corporate Governance Guidelines; (j) review periodically the Corporate Governance Guidelines, a copy of which is available, in addition to the Garmin Ltd. Code of Conduct, on Garmin’s website at www.garmin.com/investors/governance, and recommend such modifications to the Board as the Nominating Committee deems appropriate; (k) oversee Garmin’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in Garmin’s corporate governance framework, including its Articles of Association and Organizational Regulations; (l) verify that the Board and each Board committee has annually evaluated its own performance; (m) review and/or investigate any matters pertaining to the integrity of management or the Board or any committee thereof; (n) annually evaluate the Nominating Committee’s own performance and periodically evaluate the adequacy of its Nominating Committee Charter; and (o) report to the Board on Nominating Committee actions (other than routine or administrative actions).

The Board has determined that all the members of the Nominating Committee are independent under the listing standards of the NYSE and applicable SEC regulations.

The Nominating Committee believes that the composition of the Board should reflect a diversity of experience, race, gender and ethnicity and seeks to include individuals from diverse backgrounds (inclusive of race, gender and ethnicity) with varying perspectives, professional experience, education and skills in the pool from which nominees for vacancies on the Board are chosen.

In selecting candidates for nomination at the annual general meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and

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continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for re-election and, if re-elected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. The Nominating Committee has adopted the policy that a shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed annual report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

Garmin’s Corporate Governance Guidelines adopted by the Board require that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director in the NYSE Listed Company Manual. The Nominating Committee also requires that at least one independent director qualify as an “audit committee financial expert.” The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years’ experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to Garmin’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience and diversity of background and perspective (inclusive of race, gender and ethnicity) in the context of the perceived needs of the Board at the time of consideration. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board.

Board Leadership Structure and Role in Risk Oversight

Dr. Min H. Kao serves as Executive Chairman of the Board, and Clifton A. Pemble serves as President and Chief Executive Officer. The Board believes this Board leadership structure is appropriate and desirable because Mr. Pemble is well-positioned to be Chief Executive Officer since he has been at Garmin since 1989 and held a number of leadership positions prior to becoming Chief Executive Officer on January 1, 2013, including President and Chief Operating Officer, and Dr. Kao’s continued contribution as Executive Chairman adds significant value because he is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values. In addition, because of his significant ownership of Garmin shares, Dr. Kao’s interests are aligned with those of Garmin’s shareholders.

Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board. The independent directors make up a majority of the Board, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment. At executive sessions of the independent directors no presiding director is appointed and each of the independent directors is given the opportunity to raise issues, make comments or express views.

The entire Board performs the risk oversight role. Garmin’s Chief Executive Officer is a member of the Board, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin’s compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

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Communications with Directors

The Board has established a process to receive communications from shareholders and other interested persons. Shareholders and other interested persons may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

Garmin had no compensation committee interlocks for the fiscal year ended December 30, 2023.

Certain Relationships and Related Party Transactions

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) of Regulation S-K is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

No related party transactions reportable under Item 404(a) of Regulation S-K occurred during the fiscal year ended December 30, 2023.

Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), is compensated for service on the Board and its committees. Neither the President and Chief Executive Officer nor our Executive Chairman, each of whom is an executive officer of the Company and a member of the Board, receives any compensation for his service as a director. The annual director compensation package for the Non-Management Directors is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Each Non-Management Director is paid an annual retainer of $85,000, and each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also receives an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee receives an annual retainer of $10,000. Each Non-Management Director also receives an annual award of restricted stock units with a target value of $150,000.

Subject to shareholder approval of Proposal No. 14 to be voted on at this Annual Meeting, beginning in 2024 each Non-Management Director will be paid an annual retainer of $100,000 and will receive an annual award of restricted stock units with a target value of $175,000. In addition, each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), will be paid an annual retainer of $5,000 and the Non-Management Director who chairs the Audit Committee will be paid an annual retainer of $10,000. The maximum aggregate compensation for the Board for the period between the 2024 annual general meeting and the 2025 annual general meeting submitted to shareholders for approval under Proposal No. 14 reflects this compensation program for Non-Management Directors, and also includes an annual salary for our Executive Chairman.

Garmin does not have formal stock ownership guidelines for its directors. However, Garmin’s independent directors receive a large portion of their total compensation in equity awards, and, as set forth in the “Stock Ownership of Certain Beneficial Owners and Management” table of this Proxy Statement, each of them retains a significant portion of the shares awarded.

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2023 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2023:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Jonathan Burrell	$90,000	$153,943	$243,943
Joseph Hartnett	$90,000	$153,943	$243,943
Catherine Lewis	$85,000	$153,843	$238,943
Charles Peffer	$95,000	$153,943	$248,943

(1)	As indicated above, neither the President and Chief Executive Officer nor our Executive Chairman (each of whom is an executive officer of the Company and a member of the Board) receives any compensation for his service as a director. Our President and CEO’s 2023 executive compensation is described in later sections of this Proxy Statement. Dr. Kao, who serves as our Executive Chairman, is not a Named Executive Officer for 2023 for Garmin, so he is excluded from the table above.
(2)	This column shows the grant date fair value of 1,501 restricted stock units granted on June 9, 2023 to each of the Non-Management Directors computed in accordance with FASB ASC Topic 718. As of December 30, 2023 each Non-Management Director owned 1,501 outstanding restricted stock units.

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PROPOSAL SIX       Re-election of the Chairman

Pursuant to Swiss law, the chair of a Swiss company listed on a stock exchange is required to be elected annually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to his re-election as a member of the Board, the Board has nominated Dr. Min Kao, who is currently the Executive Chairman of Garmin, to stand for re-election as Executive Chairman for a term extending until completion of the annual general meeting in 2025. Dr. Kao has indicated that he is willing and able to continue to serve as Executive Chairman if re-elected.

Information about Dr. Kao can be found at page [•] of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF MIN H. KAO AS EXECUTIVE CHAIRMAN.

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PROPOSAL SEVEN       Re-election of three Compensation Committee members and election of one new member

Pursuant to Swiss law, the members of the compensation committee of a Swiss company listed on a stock exchange are required to be elected annually and individually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to their re-election as members of the Board, the Board has nominated Jonathan C. Burrell, Joseph J. Hartnett and Catherine A. Lewis, who are currently members of the Compensation Committee, to stand for re-election as members of the Compensation Committee for a term extending until completion of the annual general meeting in 2025. If re-elected, Ms. Lewis will be appointed as chair of the Compensation Committee. Subject to her election as a member of the Board, the Board has nominated Susan M. Ball to stand for election as a member of the Compensation Committee for a term extending until completion of the annual general meeting in 2025. Ms. Ball, Mr. Burrell, Mr. Hartnett and Ms. Lewis have each indicated that they are willing and able to serve as a member of the Compensation Committee if elected or re-elected, as applicable.

Information about Mses. Ball and Lewis and Messrs. Burrell and Hartnett can be found at pages [•] and [•] of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OR ELECTION OF EACH OF THESE NOMINEES.

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PROPOSAL EIGHT       Re-election of the independent voting rights representative

Swiss law requires that the shareholders of a Swiss company listed on a stock exchange elect annually an independent voting rights representative for a term extending until completion of the next annual general meeting.

The main duty of the independent voting rights representative is to exercise the voting rights in accordance with the instructions received from shareholders. The independent voting rights representative will not make statements, submit proposals or ask questions to the Board on behalf of shareholders. The Board has recommended that the law firm of Wuersch & Gering LLP, 100 Wall Street, 10th Floor, New York, NY 10005, USA be re-elected as the independent voting rights representative for a term extending until completion of the annual general meeting in 2025. Wuersch & Gering LLP is a New York law firm with lawyers who have experience in Swiss legal matters. Wuersch & Gering LLP does not perform any other services for Garmin.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF WUERSCH & GERING LLP AS THE INDEPENDENT VOTING RIGHTS REPRESENTATIVE.

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PROPOSAL NINE       Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2024 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 28, 2024.

Ernst & Young Ltd was re-elected as Garmin’s statutory auditor for 2023. Swiss law and our Articles of Association require that our shareholders elect annually a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

Representatives of Ernst & Young Ltd will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 28, 2024.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2024 AND RE-ELECTION OF ERNST & YOUNG LTD AS GARMIN’S STATUTORY AUDITOR FOR ANOTHER ONE-YEAR TERM.

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PROPOSAL TEN       Advisory Vote on the Compensation of Garmin’s Named Executive Officers

As required by Section 14A of the Exchange Act, the Board proposes that shareholders be provided with an annual advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the CD&A, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the CD&A, the objectives of Garmin’s executive compensation program are to:

1.	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly-qualified executive team;
2.	Reward executives for individual performance and contribution;
3.	Provide incentives to executives to enhance shareholder value;
4.	Reward executives for long-term, sustained individual and Company performance; and
5.	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and expects to give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers. Garmin currently conducts this advisory vote on an annual basis, and the next advisory vote is expected to be held at Garmin’s 2025 annual general meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO THE ANNUAL GENERAL MEETING OF SHAREHOLDERS PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE RULES PROMULGATED BY THE SEC.

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PROPOSAL ELEVEN       Advisory Vote on the Swiss Statutory Compensation Report

Under Swiss law, we are required to prepare a separate Swiss Statutory Compensation Report each year that contains specific items in a presentation format determined by Swiss law. This report must be submitted annually to shareholders for approval or disapproval in an advisory vote. As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future compensation decisions.

The Swiss Statutory Compensation Report sets forth, for the fiscal years ended December 30, 2023 and December 31, 2022, the compensation of the members of the Board and the members of Executive Management. With regard to our compensation of Executive Management, we note that at our annual general meeting of shareholders held on June 9, 2023, shareholders approved the fiscal year 2024 maximum aggregate compensation amount for Executive Management in the aggregate amount of $10,000,000 with 96.59% of the shares voted voting in favor of the proposal. Shareholders also approved at that meeting the maximum aggregate compensation amount for the Board for the period between the 2023 annual general meeting and the 2024 annual general meeting in the aggregate amount of $1,600,000 with 99.57% of the shares voted voting in favor of the proposal. A copy of our 2023 Swiss Statutory Compensation Report is contained in Annex 1 to this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SWISS STATUTORY COMPENSATION REPORT.

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PROPOSAL TWELVE       Advisory Vote on the Swiss Statutory Non-Financial Matters Report

Under the new Swiss corporate law, we are required to prepare and submit to shareholders a Non-Financial Matters Report for approval or disapproval in an advisory vote for the first time this year, and annually thereafter.

The Swiss Non-Financial Matters Report contains information on environmental and social matters, respect for human rights and ethical standards. A copy of our 2023 Non-Financial Matters Report is contained in Annex 2 to this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SWISS NON-FINANCIAL MATTERS REPORT.

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PROPOSAL THIRTEEN       Binding Vote to Approve Fiscal Year 2025 Maximum Aggregate Compensation for the Executive Management

Pursuant to Swiss law and Article 22(a) of our Articles of Association, the shareholders must annually approve the maximum aggregate compensation of the Executive Management for the next fiscal year.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin, the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

The Board proposes that the amount of $11,000,000 be approved as the maximum aggregate amount of compensation of the Executive Management for the fiscal year commencing on December 29, 2024 and ending on December 27, 2025. Such maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the expected fiscal year 2025 compensation of the Executive Management. This amount represents the maximum possible amount that Garmin could pay to the Executive Management in the 2024 fiscal year and not necessarily the actual amount that will be paid. Actual 2025 fiscal year compensation for the Executive Management will be determined by the Compensation Committee based on company and individual performance and other relevant factors.

Maximum Aggregate Executive Management Compensation Proposal for the 2025 Fiscal Year

Salaries and benefits	$2,267,420	(1)
Stock compensation (assuming vesting of all performance based RSUs at 100% of target)	$6,950,000	(2)
All other compensation and contingencies	$1,782,580
TOTAL	$11,000,000

(1)	Garmin’s social security and Medicare contributions for the Executive Management pursuant to applicable law are not included in the maximum aggregate amount. The estimated aggregate amount of Garmin’s social security contributions for the Executive Management is $20,906 and Garmin is also required to pay Medicare contributions in the amount of 1.45% on the first $200,000 of taxable income of the Executive Management and in the amount of 2.35% on all taxable income of the Executive Management in excess of $200,000.
(2)	Stock compensation consists of grants of restricted stock units which vest in equal annual installments over a period of three years. Such grants are valued at grant date fair value in accordance with U.S. GAAP methodology. To the extent that such grants of restricted stock units are subject to the achievement of performance targets, such grants are valued based on target achievement of performance criteria. The value on the vesting date may differ due to share price fluctuation and achievement against predetermined performance criteria ranging from 0% to 175% of target.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FISCAL YEAR 2025 MAXIMUM AGGREGATE COMPENSATION FOR THE EXECUTIVE MANAGEMENT.

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PROPOSAL FOURTEEN       Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2024 Annual General Meeting and the 2025 Annual General Meeting

Pursuant to Swiss law and Article 22(a) of our Articles of Association, the shareholders must annually approve the maximum aggregate compensation of the Board for the period between the annual general meeting at which approval is sought and the next annual general meeting. This proposal is based on the Board consisting of six directors, of whom four are Non-Management Directors. Only the Non-Management Directors and the Executive Chairman are included in this proposal. The President and Chief Executive Officer, who also is a member of the Board, does not receive any compensation for his role as a director.

The Board proposes that the amount of $1,800,000 be approved as the maximum aggregate amount of compensation for the Board for the period between the 2024 annual general meeting and the 2025 annual general meeting. A description of the compensation program for the Board of Directors is provided on page [•] (“Non-Management Director Compensation”). The proposed maximum aggregate amount includes all forms of cash, stock and other compensation and represents the maximum possible amount that Garmin could pay to the Board of Directors for the period between the 2024 annual general meeting and the 2025 annual general meeting and not necessarily the actual amount that will be paid.

Maximum Aggregate Board Compensation Proposal for the period between the 2024 annual general meeting and the 2025 annual general meeting

Board retainer fees	$420,000
Stock compensation	$700,000
Executive Chairman compensation	$391,704	(1)
All other compensation and contingencies	$288,296
TOTAL	$1,800,000

(1)	Garmin’s social security and Medicare contributions for the Executive Chairman pursuant to applicable law are not included in the maximum aggregate amount. The estimated amount of Garmin’s social security contributions for the Executive Chairman is $10,453 and Garmin is also required to pay Medicare contributions in the amount of 1.45% on the first $200,000 of taxable income of the Executive Chairman and in the amount of 2.35% on all taxable income of the Executive Chairman in excess of $200,000.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MAXIMUM AGGREGATE COMPENSATION FOR THE BOARD OF DIRECTORS FOR THE PERIOD BETWEEN THE 2024 ANNUAL GENERAL MEETING AND THE 2025 ANNUAL GENERAL MEETING.

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PROPOSAL FIFTEEN       Amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan

We are asking Garmin’s shareholders to approve an amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan, as currently in effect. The Garmin Ltd. 2005 Equity Incentive Plan (as amended or amended and restated from time to time, the “2005 Equity Incentive Plan” or the “Plan”) was originally approved by Garmin’s shareholders on June 3, 2005 and was last amended and restated on June 9, 2023. The 2005 Equity Incentive Plan provides for grants of non-qualified stock options, incentive stock options, restricted shares, bonus shares, restricted stock units, stock appreciation rights, performance units and performance shares. Employees of Garmin or any majority owned subsidiary are eligible for awards. The Compensation Committee (or its appropriate delegate) selects the grantees and determines the types and terms of the awards granted, subject to applicable law. Generally, the per share exercise price of an option and the per share strike price of a stock appreciation right must be at least the fair market value of a common share as of the grant date. The 2005 Equity Incentive Plan provides that, unless otherwise specified in the individual award agreement, vesting of outstanding awards will be accelerated if, within one year after a change of control of Garmin, Garmin terminates the grantee’s employment (other than for death, disability or cause) or the grantee terminates the employment because of a diminution in compensation or status or a required move of 50 miles. If approved by our shareholders at the 2024 annual general meeting, the changes described in this proposal will be reflected in an amended and restated version of the 2005 Equity Incentive Plan (the “A&R Plan”).

As further described below, Garmin believes that equity compensation aligns the interests of management and employees with the interests of other shareholders. Garmin currently provides for equity incentive compensation through the 2005 Equity Incentive Plan. The A&R Plan is being proposed for shareholder approval primarily to amend Article 4.1(a) of the current version of the Plan to increase the number of shares authorized under the Plan from 13,000,000 shares to 18,000,000 shares, and to increase the maximum number of shares that may be delivered as restricted shares or pursuant to performance units or restricted stock units from 12,000,000 shares to 17,000,000 shares so that Garmin can continue to grant equity compensation of this type to employees. The Board has approved the proposed A&R Plan, subject to shareholder approval. The A&R Plan will not be effective unless and until we obtain shareholder approval. If our shareholders approve this Proposal Fifteen, the A&R Plant will be effective as of June 7, 2024. The text of Article 4.1(a) of the A&R Plan is shown below. As compared to the current version of the Plan, text that would be deleted by the A&R Plan is marked with a strikethrough, and text that would be added by the A&R Plan is marked with an underline.

4.1	Number of Shares Available.
(a)	Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is ~~thirteen million (13,000,000)~~ eighteen million (18,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is ~~twelve million (12,000,000)~~ seventeen million (17,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The A&R Plan also makes certain other conforming, clarifying or non-substantive changes to the terms of the 2005 Equity Incentive Plan, which changes are likewise marked with a strikethrough to indicate text that would be deleted by the A&R Plan and with an underline to indicate text that would be added by the A&R Plan, as presented in Annex 3.

The Board recommends that you vote to approve the A&R Plan. If the A&R Plan is approved by shareholders, it will be effective as of June 7, 2024, and future grants will be made on or after such date under the A&R Plan. If the A&R Plan is not approved by shareholders, then it would not become effective , the 2005 Equity Incentive Plan would continue in accordance with its terms as previously approved by shareholders, and we would not have enough authorized shares remaining under the 2005 Equity Incentive Plan to use Garmin shares as the critical component of our compensation program that it is to attract, motivate and retain high-quality employees and to align their interests with the interests of our shareholders.

Why You Should Vote for Proposal 15

The A&R Plan would continue to authorize Garmin to provide employees of Garmin and certain of its subsidiaries with various incentives and rewards for performance that are aligned with the investment interests of our shareholders. We believe our future success continues to depend in large part on our ability to attract, motivate, and retain high-quality employees, and the ability to provide equity-based and incentive-based awards under the A&R Plan is critical to achieving this goal.

The use of Garmin shares as part of our compensation program is important because it links pay and performance, which is a key part of our overall compensation philosophy. We believe equity compensation motivates employees to create shareholder value because the value they realize from their equity compensation is based on our share price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our shareholders.

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The following summary provides our view of aggregated information regarding the dilution associated with the current 2005 Equity Incentive Plan and the potential stockholder dilution that would result if the proposed share increase under the A&R Plan is approved.

The current version of the 2005 Equity Incentive Plan provides for up to 13,000,000 registered shares, par value US $0.10 per share, of the Company, to be used for awards. This represents approximately [•]% of the shares outstanding as of the Record Date (excluding shares held directly or indirectly in treasury). Of this total amount, [•] shares have been issued or otherwise utilized for awards (representing approximately [•]% of the shares outstanding as of the Record Date, excluding shares held directly or indirectly in treasury) and [•] shares remained available for issuance or utilization for awards (representing approximately [•]% of the shares outstanding as of the Record Date, excluding shares held directly or indirectly in treasury) under the current 2005 Equity Incentive Plan as of the Record Date. If approved by our shareholders, the A&R Plan will allow for up to 18,000,000 shares to be used for awards (consisting of the 13,000,000 shares previously approved by our shareholders in connection with prior amendments and restatements of the 2005 Equity Incentive Plan, plus an additional 5,000,000 shares to be approved by our shareholders at the 2024 annual general meeting).

This new share request of 5,000,000 Garmin shares would represent approximately [•]% of the shares outstanding as of the Record Date (excluding shares held directly or indirectly in treasury). This percentage represents our view of the additional potential simple dilution of Garmin shares that could occur if the A&R Plan is approved.

Based on the NYSE closing price of Garmin shares on the Record Date ($[•] per share), the aggregate market value of the new 5,000,000 Garmin shares that will be available for future issuance or awards under the A&R Plan was $[•].

In determining the number of shares to request for approval under the A&R Plan, our management team worked with the Board and the Compensation Committee to evaluate a number of factors, including our recent share usage plus total potential dilution level.

If the A&R Plan is approved, we intend to utilize the available shares authorized under the A&R Plan to continue our practice of incentivizing certain employees through equity grants. We currently anticipate that the new 5,000,000 shares that would be available under the A&R Plan would last for approximately five (5) years based generally on our recent grant rates, estimated reasonable growth in the number of expected future grantees and award sizes, and the approximate estimated grant date fair values of future awards, but the shares authorized could last for a different period of time if actual practice does not match recent or estimated future grant rates or our share price changes materially. As noted below, our Board and/or the Compensation Committee would retain discretion to determine the number and amount of awards to be granted under the A&R Plan, subject to its terms, and future benefits that may be received by participants under the A&R Plan are not determinable at this time.

We believe we have demonstrated a commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholder equity, so we have managed our equity incentive compensation carefully. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as previously described.

In evaluating this Proposal No. 15, shareholders should consider all of the information in this Proposal No. 15.

Description of Material Features

The following general description of material features of the A&R Plan is qualified in its entirety by reference to the provisions of the A&R Plan, set forth in Annex 3 to this Proxy Statement.

Purpose and Award Types

The A&R Plan will continue to provide for grants of non-qualified stock options, incentive stock options, restricted shares, restricted stock units, bonus shares, stock appreciation rights, performance units and performance shares. The objectives of the A&R Plan are to strengthen our employees’ commitment to the success of Garmin, to stimulate our employees’ efforts on behalf of Garmin and to help Garmin attract new employees and retain existing employees.

Eligibility and Limits on Awards

Any employee, including officers, of Garmin or any majority owned subsidiary is eligible to receive awards under the 2005 Equity Incentive Plan. As of the Record Date, there were 11 executive officers and approximately 17,750 employees other than executive officers who are eligible to receive awards under the Plan. No determination has been made as to which of Garmin’s employees will receive future grants under the A&R Plan, and, therefore the benefits to be allocated to any individual or to any group of employees are not presently determinable. The basis for participation in the A&R Plan by eligible persons continues to be the selection of such persons by the Board or the Compensation Committee (or its authorized delegate) in its discretion.

The A&R Plan places limits on the maximum amount of awards that may be granted to any employee in any five (5) year period. Under the A&R Plan, no employee may receive awards of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus shares, performance units or performance shares that cover in the aggregate more than two million (2,000,000) shares in any five (5) year period.

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Administration

The A&R Plan will be administered by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”). The Board or Committee will select the eligible employees to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards.

The Board or Committee may delegate its authority under the A&R Plan to officers of Garmin, subject to guidelines prescribed by the Board or Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act.

Shares Reserved for Awards

If approved by our shareholders, the A&R Plan will provide for up to 18,000,000 shares to be used for awards (consisting of 13,000,000 Shares previously approved by our shareholders in connection with prior amendments and restatements of the 2005 Equity Incentive Plan, plus an additional 5,000,000 Shares to be approved by our shareholders upon the approval of the A&R Plan at the 2024 annual general meeting). To the extent that any award under the A&R Plan is exercised, cashed out, terminates, expires or is forfeited without payment being made in the form of our shares, the shares subject to such award that were not so paid will again be available for issuance under the A&R Plan. However, any shares withheld for the purpose of satisfying any tax withholding obligation will be counted against the authorized limit and not be available for issuance. If a stock appreciation right award or a similar award based on the spread value of our shares is exercised, only the number of our shares issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the A&R Plan. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash, by tendering shares to us in full or partial payment of the exercise price, or by a “net exercise” arrangement under which the number of shares to be delivered upon exercise will be reduced by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price.

The number of our shares authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions as the Board or the Committee determines to require an equitable adjustment. The A&R Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of the Board to amend or terminate the A&R Plan at any time.

General Terms of Awards

The Board or the Committee will select the grantees and set the term of each award, which may not be more than ten years. The Board or the Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, and, if applicable the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, and all other matters. The exercise price of an option and the strike price of a stock appreciation right must be at least the fair market value of a share as of the grant date, unless the award is replacing an award granted by an entity that is acquired by Garmin Ltd. or a subsidiary.

The Board or the Committee will also set the vesting or payment conditions of the award, except that, unless otherwise provided in an award agreement, vesting or payment will be accelerated if, within one year after a change of control of Garmin, Garmin terminates the grantee’s employment (other than for death, disability or cause) or the grantee terminates employment for a “good reason” (i.e., because of a diminution in compensation or status or a required move of over 50 miles).

Awards granted under the A&R Plan are not generally transferable by the grantee except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the grantee’s family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Board or the Committee under circumstances detailed in the A&R Plan. The number and type of awards that will be granted under the A&R Plan is not determinable as the Board or the Committee will make these determinations in its sole discretion.

Performance Awards and Performance Criteria

Any award (including Performance Unit and Performance Share awards) may be granted under the A&R Plan with performance-based payment, vesting or exercise conditions.

Restricted Shares and Bonus Shares

Restricted shares may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. Restricted shares are subject to a minimum two-year vesting schedule. The Board or Committee may also grant shares to participants from time-to-time as a bonus, which will be issued without restrictions.

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Stock Options

The A&R Plan permits the granting to eligible employees of incentive stock options, which qualify for special tax treatment, and nonqualified stock options. The exercise price for any stock option will not be less than the fair market value of a share on the date of grant. No incentive stock option may be exercised more than ten years after the date of grant.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) may be granted either singly (“freestanding SARs”) or in combination with underlying stock options (“tandem SARs”). SARs entitle the holder upon exercise to receive an amount in shares equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of a share on the SAR’s date of grant. The payment upon a SAR exercise shall be solely in whole shares of equivalent value. Fractional shares will be rounded down to the nearest whole share with no cash consideration paid.

Restricted Stock Units

Restricted Stock Units (“RSUs”) may be granted to eligible employees, subject to the terms and restrictions that the Board or the Committee may impose. The restrictions may be based on the passage of time, the achievement of specific performance goals, the passage of time following the achievement of specific performance goals, the occurrence of a specified event, or may be imposed by the applicable securities laws. RSUs are subject to a minimum two-year vesting schedule. RSUs entitle the holder to receive an amount of shares equal to the number of shares underlying the RSUs on the date that any restrictions applicable to an award of RSUs have lapsed.

Change of Control Provisions

The A&R Plan provides that, unless otherwise provided in an award agreement, if, within the one-year period beginning on the date of a Change of Control (as defined in the A&R Plan), an employee separates from service with Garmin or a majority owned subsidiary due to Garmin terminating the employee’s employment other than for cause or the employee resigning because of a diminution in compensation or status or a required move of over 50 miles, then, all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock, restricted stock units and other stock-based awards will lapse, and, unless otherwise determined by the Board or Committee, all deferred shares will be settled, and outstanding performance awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

In connection with a Change of Control, separation, spin-off, sale of a material portion of our assets or a “going-private” transaction, the Board or the Committee, or the board of directors of any corporation assuming our obligations, has the power to prescribe and amend the terms and conditions for the exercise, or modification of any outstanding awards in the manner as agreed to by the Board in the definitive agreement relating to the transaction. The Board or Committee may also make certain adjustments and substitutions in connection with a Change of Control or similar transactions or events as described under “Shares Reserved for Awards.”

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Plan Participation Table

The table below shows, as to our Named Executive Officers (as defined elsewhere in this Proxy Statement) and the other individuals and groups indicated, the number of options, SARs, RSUs and performance shares granted under the 2005 Equity Incentive Plan since the inception of the Plan. This table does not represent the number of shares actually delivered pursuant to awards granted under the 2005 Equity Incentive Plan. Non-Management Directors (and nominees for such position) are not eligible to receive awards under the 2005 Equity Incentive Plan. Further, no one has received 5% or more of all awards granted under such Plan.

	2005 Equity Incentive Plan(1)
Name and Position/Group	Number of Options	Number of SARs	Number of RSUs(2)	Number of Performance Shares	Total
Clifton A. Pemble, President and Chief Executive Officer	73,480	209,907	395,038	16,667	695,092
Douglas G. Boessen, Chief Financial Officer and Treasurer	-	12,680	86,331	-	99,011
Andrew R. Etkind, Vice President, General Counsel and Secretary	-	97,000	117,246	10,000	224,246
Philip I. Straub, Executive Vice President, Managing Director-Aviation, Garmin International, Inc.	-	78,000	156,790	-	234,790
Patrick G. Desbois, Executive Vice President, Operations, Garmin International, Inc	-	-	123,157	-	123,157
All Executive Officers as a Group	73,480	397,587	878,562	26,667	1,376,296
All Non-Executive Directors as a Group	-	-	-	-	-
All Non-Executive Officer Employees as a Group	30,085	7,235,181	12,096,075	8,333	19,369,674
(1)	As of March 8, 2024
(2)	This column includes performance-contingent RSU awards (“PC-RSUs”).With respect to PC-RSUs, the number of units reported in this column reflects the target (100% vesting) at the time each applicable award is granted. The actual number of shares delivered upon vesting of PC-RSU awards ranged from 0% to 100% for awards granted from prior to 2020 and from 0% to 150% for awards granted in and after 2020.

U.S. Federal Income Tax Consequences

Based on current law and provisions of the Internal Revenue Code and the existing regulations thereunder, the following is a brief summary of certain anticipated U.S. federal income tax consequences of stock options, SARs, RSUs and other awards granted under the A&R Plan. Further, this summary, which is presented for the information of shareholders considering how to vote on this proposal and not for A&R Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences:

Non-Qualified Stock Options

An employee receiving a non-qualified option does not recognize taxable income on the date of grant of the non-qualified option, provided that the non-qualified option does not have a readily ascertainable fair market value at the time it is granted. In general, the employee must recognize ordinary income at the time of exercise of the non-qualified option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an employee will be deductible by Garmin in the year that the employee recognizes the income if Garmin complies with the applicable withholding requirement.

Shares acquired upon the exercise of a non-qualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the employee will recognize long-term capital gain or loss if the employee has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the employee has held the shares for one year or less.

If an employee pays the exercise price, in whole or in part, with previously acquired shares, the employee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The employee will not recognize gain or loss upon delivering the previously acquired shares to Garmin. Common shares received by an employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by the employee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares received will commence as of the date of exercise or such other relevant date.

Incentive Stock Options

Incentive Stock Options (“ISOs”) are defined by Section 422 of the Internal Revenue Code. An employee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise.

Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the

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exercise price. However, if the employee disposes of the shares within two years of the date of grant or within one year of the date of the transfer of the common shares to the employee (a “Disqualifying Disposition”), then the employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held. Garmin is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to the exercise of an ISO, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition. If an employee pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the employee upon delivering previously acquired shares to Garmin as payment of the exercise price. The shares received by the employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the employee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the employee upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Stock Appreciation Rights

To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares are normally includable in the employee’s gross income for regular income tax purposes. Garmin will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common shares payable on the date of exercise.

Restricted Shares, Restricted Stock Units, Performance Units and Performance Shares

Generally, no taxes are due when an award of restricted shares is made, but the award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Section 83(b) of the Internal Revenue Code within 30 days of receiving the grant, to be taxed in the year the restricted stock is granted. Income tax is paid on the value of the stock at ordinary rates when the award vests or becomes transferable (or, if a Section 83(b) election is made, at the time of grant), and then at long-or short-term capital gains rates when the shares are sold. Garmin is entitled to a deduction at the time and in the amount the recipient recognizes as income.

Generally, no taxes are due when an award of restricted stock units, performance units or performance shares is made, but the award becomes taxable when it vests and the underlying shares or cash is transferred. In addition, Garmin is entitled to a deduction at the time and in the amount the recipient recognizes income. In the case of an award of restricted stock units, performance units or performance shares, a recipient may not make a Section 83(b) election. Rules relating to the timing of payment of deferred compensation under Section 409A of the Internal Revenue Code are potentially applicable to restricted stock units, performance units or performance shares and any violation of Section 409A could trigger interest and penalties applicable to the recipient.

Deferred Compensation

Any deferrals made under the A&R Plan, including awards granted under the Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. Garmin intends to structure any deferrals and awards under the A&R Plan to either be exempt from or meet the applicable tax law requirements.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the A&R Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

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Other Information

Further Amendment

If the A&R Plan is approved by shareholders, it will be effective June 7, 2024, and will remain in effect, subject to the right of the Board to amend or terminate the Plan (subject to certain limitations set forth in the A&R Plan), at any time until all shares subject to it shall have been issued according to the Plan’s provisions. Any awards granted before the Plan is terminated may extend beyond the expiration date.

The Board may amend the A&R Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant (except as discussed above under “Shares Reserved for Awards”), or (ii) adversely affect in any material way any Award previously granted under the Plan, without the written consent of the grantee of such Award.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the A&R Plan because the grant and actual pay-out of awards under the A&R Plan are subject to the discretion of the plan administrator.

Registration with SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of the additional Garmin shares requested under the A&R Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the A&R Plan by our shareholders.

Equity Compensation Plan Information

The following table gives information as of December 30, 2023 about the Garmin common shares that may be issued under all of the Company’s existing equity compensation plans, as adjusted for stock splits.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by shareholders	1,685,597	N/A	3,468,137
Equity compensation plans not approved by shareholders	-	N/A	-
TOTAL	1,685,597	N/A	3,468,137

This Table consists of the Garmin Ltd. 2005 Equity Incentive Plan, as amended and restated on June 9, 2023, the Garmin Ltd. Employee Stock Purchase Plan, as amended and restated on June 9, 2023, and the Garmin Ltd. 2011 Non-Employee Directors’ Equity Incentive Plan, as amended and restated on June 9, 2023. The weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding awards of RSUs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE GARMIN LTD. 2005 EQUITY INCENTIVE PLAN.

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PROPOSAL SIXTEEN      Renewal of Capital Band

Under a capital band, our Articles of Association may authorize the Board for a maximum period of five years to increase the stated share capital to a maximum of 150% and/or reduce it to a minimum of 50% of the stated share capital. At the annual general meeting held on June 9, 2023 the shareholders voted to amend our Articles of Association in order to authorize the Board for a maximum period of one year to increase the stated share capital to a maximum of 120% and/or reduce it to a minimum of 90% of the existing stated share capital of the Company. The Board believes it is advisable and in the best interests of Garmin for the shareholders to amend our Articles of Association in order to re-authorize the Board for a maximum period of one year to increase the stated share capital to a maximum of 120% and/or reduce it to a minimum of 90% of the existing stated share capital of the Company. If this proposal is approved, we would nevertheless seek shareholder approval for share issuances to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required, with certain enumerated exceptions, to issue common shares or securities convertible into or exercisable for common shares in one or a series of related transactions if such common shares represent 20% or more of the voting power or outstanding common shares of the company. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the company, as well as for share issuances in connection with certain benefit plans or related party transactions.

The Board believes that it is customary for public companies incorporated in Switzerland to maintain an authorization for the board of directors to issue shares and that the re-authorization of the capital band is prudent to ensure that Garmin maintains financial flexibility. The renewal of the capital band does not mean that there will be any increase in share capital. The Board does not currently have any plans to issue shares out of the capital band. The share capital would only be increased if and when the Board makes use of its authorization.

The resolution for the renewal of the capital band requires the approval of a qualified majority of at least two-thirds of the votes and an absolute majority of the nominal value of the shares, each as represented at the Annual Meeting.

The proposed shareholder resolution and the proposed amendments to our Articles of Association are included in Annex 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RENEWAL OF THE CAPITAL BAND.

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AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee.

The Board pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the NYSE. The Audit Committee operates pursuant to the Audit Committee Charter adopted by the Board, as amended and restated on July 28, 2023, a copy of which is available on Garmin’s website at www.garmin.com/investors/governance. The Audit Committee and the Board annually review and assess the adequacy of the Audit Committee Charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 30, 2023, with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements, and with Ernst & Young Ltd, its statutory auditor. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm and the statutory auditor that Garmin’s audited financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with the independent registered public accounting firm and the statutory auditor during the 2023 fiscal year the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of its firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP, as well as its affiliates, including Ernst & Young Ltd (collectively, “EY”), are compatible with its independence.

Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board, and the Board approved, that the audited consolidated financial statements be included in our 2023 Annual Report for the fiscal year ended December 30, 2023, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman
Joseph J. Hartnett
Catherine A. Lewis

Annual Evaluation and Selection of Independent Auditors

The Audit Committee annually evaluates the performance of Garmin’s independent auditors and determines whether to recommend reengagement of the current independent auditors or consider other audit firms. Factors considered by the Audit Committee include the auditors’ independence, global capabilities, technical expertise and knowledge of Garmin’s global operations and industry, quality of communication with the Audit Committee and management, quality and efficiency of services provided, external data on audit quality and performance, and the appropriateness of fees. Additionally, the Audit Committee considers the benefits of longer auditor tenure and the controls and processes that ensure continued auditor independence.

The Audit Committee believes the benefits of longer tenure include:

•	enhanced audit quality associated with deep institutional knowledge;
•	competitive fees that can be achieved due to the independent auditors’ familiarity with Garmin; and
•	the avoidance of incremental time and costs that would be incurred in the engagement of new independent auditors.

The Audit Committee also considers the following controls and processes that ensure the continued independence of Ernst & Young LLP:

•	oversight by the Audit Committee, including regular private sessions;
•	limits on non-audit services, including pre-approval for all audit and permissable non-audit services;
•	Ernst & Young LLP’s internal independence process, including periodic internal reviews and partner rotations; and
•	a robust regulatory framework, including periodic Public Company Accounting Oversight Board (the “PCAOB”) inspections, peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that retaining Ernst & Young LLP and Ernst & Young Ltd to serve as Garmin’s independent registered public accounting firm and statutory auditor, respectively, for the fiscal year ending December 28, 2024 is in the best interests of the Company and its shareholders.

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Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin and its subsidiaries for the fiscal year ended December 30, 2023 and the fiscal year ended December 31, 2022 by EY:

(U.S. Dollars listed in thousands)	2023	2022
Audit Fees(1)	$3,676	$3,390
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees(2)	148	10
TOTAL:	$3,824	$3,400
(1)	Audit fees consisted of fees for the integrated audit of the Company’s consolidated financial statements and internal controls, reviews of the Company’s quarterly consolidated financial statements, and audit services provided in connection with other statutory and regulatory filings.
(2)	In 2023, All Other Fees consisted of fees for environmental, social and governance regulatory readiness consultation services and online research subscription fees. In 2022, All Other Fees consisted of online research subscription fees. The Audit Committee concluded that the provision of these services is compatible with maintaining the independence of EY.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit services, audit-related services, tax services and other services performed by EY. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before EY is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that EY rendered to Garmin and its subsidiaries in 2023.

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EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

Compensation Committee

Joseph J. Hartnett (Chairman)
Jonathan C. Burrell
Catherine A. Lewis
Charles W. Peffer

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs for 2023, the compensation determinations the Compensation Committee made under those programs for 2023, and the factors considered in making them. This Compensation Discussion and Analysis focuses on the compensation of our Principal Executive Officer (“PEO”), our Principal Financial Officer (“PFO”) and our three most highly compensated executive officers other than the PEO and the PFO (collectively with the PEO and the PFO, the “Named Executive Officers” or “NEOs”) for 2023, who were:

Name	Title
Clifton A. Pemble (PEO)	President and Chief Executive Officer
Douglas G. Boessen (PFO)	Chief Financial Officer and Treasurer
Andrew R. Etkind	Vice President, General Counsel and Secretary
Philip I. Straub	Executive Vice President, Managing Director - Aviation, Garmin International, Inc.
Patrick G. Desbois	Executive Vice President, Operations, Garmin International, Inc.

Our Compensation Philosophy

Garmin’s culture traces its roots to the influence of our founders who embraced a strong set of core values, service to all stakeholders of the Company, and accountability to others. Compensation practices are one of many leadership behaviors that influence the perceptions of every stakeholder. Garmin’s management and Compensation Committee consider executive compensation in light of the entire employee population in order to establish compensation practices that are internally equitable and competitive with other companies that compete with us for talent, based on market information, including data obtained from third party compensation data providers, compensation consultants, and through Garmin’s recruitment and retention experience. Executives are therefore compensated using the same elements and approach as the broader group of employees who contribute to Garmin’s success.

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide executive compensation that is viewed as internally equitable and fair by both the executives and the broader Garmin employee population, while also being externally competitive in order to attract, motivate and retain a highly qualified executive team;
•	Reward executives for individual performance and contribution;
•	Provide incentives to executives to enhance shareholder value; and
•	Reward executives for long-term, sustained individual and Company performance.

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Key Governance Features

What We Do	What We Don’t Do

Mitigate excessive risk-taking behaviors by Named Executive Officers:

Garmin’s Compensation Committee regularly reviews the risks related to our executive compensation program, and our program includes features that reduce the likelihood of our Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

Use long-term incentives to encourage stock ownership, foster retention of key employees, and link a significant portion of pay to Company performance over time:

A significant portion of each Named Executive Officer’s total direct compensation consists of long-term equity incentive compensation, with awards that vest over time and have their values directly linked to Company performance.

Recovery of performance-based compensation:

We have policies for the recovery of certain performance-based compensation received by Named Executive Officers and other covered employees in the event of certain accounting restatements, as described below under “Recovery of Performance-Based Compensation.”

Include double-trigger change of control provisions in equity awards:

Accelerated vesting of equity awards would only occur following a change of control if a Named Executive Officer resigns with good reason or is terminated without cause within 12 months following the change of control.

Have a Policy that prohibits hedging and pledging of Garmin securities:

Named Executive Officers are prohibited from engaging in any hedging or pledging transactions involving Garmin securities.

No severance agreements:

We do not have severance agreements with any of our Named Executive Officers that would require us to make cash payments upon termination of their employment.

No cash payments upon change of control:

We do not have any separate change of control agreements that would obligate us to make any cash payments to any Named Executive Officers upon a change of control.

No post-retirement benefit plans. No supplemental executive retirement plans:

We do not have any post-retirement benefit plans that would provide post-retirement benefits to any of our Named Executive Officers. We do not have any supplemental executive retirement plans.

No repricing or backdating of underwater equity awards:

We do not reprice or backdate any underwater equity awards.

No setting of executive compensation to meet specific benchmarks:

We do not attempt to set executive compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups.

Engagement with Our Shareholders

Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation in accordance with U.S. securities laws. In addition, the maximum prospective aggregate compensation of our Executive Management (which consists of our CEO and CFO) and the maximum prospective aggregate compensation of our Board are each subject to an annual binding vote in accordance with Swiss law.

Consideration of Last Year’s “Say on Pay” Vote

Garmin provides its shareholders with an annual, advisory “say on pay” vote. At Garmin’s 2023 annual general meeting of shareholders, in an advisory, non-binding vote, over 95% of the shares voted were voted in favor of approval of the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. Considering the strong support demonstrated by our shareholders, the Committee and the Board were encouraged to continue their practices in determining executive compensation, and no changes to executive compensation were made specifically in response to the 2023 “say on pay” vote. At the 2023 annual general meeting, shareholders also voted on the frequency of “say on pay” voting, and over 98% of the shares voted were voted in favor of holding future “say on pay” votes annually. As a result, the Company expects to hold its next “say on pay” vote at the 2025 Annual Meeting. The next vote on the frequency of “say on pay” votes is expected to be held at our 2029 annual general meeting.

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How We Determine Executive Compensation

Role of the Compensation Committee

As described under the “Compensation Committee” heading above, our Compensation Committee is comprised of the four non-executive members of the Board, each of whom is an independent director under the listing standards of the NYSE and applicable SEC regulations. The Compensation Committee oversees the determination of specific compensation for Named Executive Officers and other executives, and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. Pursuant to the Compensation Committee Charter, the Compensation Committee is authorized, among other things, to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement.

Role of Management

Mr. Pemble, our Chief Executive Officer, is the only executive officer who has a role with respect to the compensation of Named Executive Officers. Mr. Pemble was one of our first employees and brings a unique perspective with regard to the culture of the Company and recruiting trends specific to our target markets. Mr. Pemble discusses with the Compensation Committee compensation recommendations for the other Named Executive Officers and other executives. Mr. Pemble attends meetings of the Compensation Committee to discuss executive compensation matters, but he is not a member of the Compensation Committee and does not vote on Compensation Committee matters. Mr. Pemble is not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discusses his own performance and compensation.

Role of Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) in 2022 to assist the Compensation Committee with evaluating and updating, as appropriate, Garmin’s focused comparator group, which takes into account company size, market capitalization, revenue, industry, and Garmin’s unique culture, which helps to retain talented executives.

The comparator group for 2023, which is the same group as 2022, consisted of the following companies:

Belden Inc.	Teledyne Technologies Incorporated
Brunswick Corporation	Textron Inc.
Logitech International S.A.	The Toro Co.
National Instruments Corporation	Trimble Inc.
NCR Corp.	Visteon Corporation
NetApp, Inc.	Winnebago Industries, Inc.
Polaris Inc.	YETI Holdings, Inc
Sensata Technologies Holding plc

NCR Corp. was split into two companies in October 2023, and National Instruments Corporation was acquired by another company in October 2023. Therefore, neither company will be part of the comparator group going forward. The Compensation Committee uses the comparator group’s executive compensation data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends.

Factors We Consider When Determining Compensation for Individual Executives

In making compensation decisions for individual executives, including Named Executive Officers, the Compensation Committee generally considers the individual’s performance both in the preceding year and over the duration of the individual’s service as an executive of the Company, tenure, scope of responsibilities, past compensation adjustments, mix of fixed compensation (for example, base salary) versus variable compensation (for example, performance-contingent long-term incentives), and the level of risk associated with the individual’s total direct compensation package. The Compensation Committee also factors in overall Company performance, internal equity considerations, retention considerations, and the current business environment.

Primary Elements of Compensation

We have two primary elements of total direct compensation for our executives: base salary and long-term equity compensation. We also provide retirement and benefit programs to our executives. These are the same elements and the same retirement and benefit programs used to compensate the broader group of employees who contribute to Garmin’s success. In addition, for 2023, we did not provide our NEOs with an annual cash incentive award opportunity, but did provide them with holiday bonuses, as described below.

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2023 Performance: Salary, Annual Incentives and Bonuses

Base Salary

The Compensation Committee believes a competitive base compensation program is an important factor in attracting, motivating and retaining talented employees at all levels of the organization. Named Executive Officers are paid a base salary as compensation for the performance of their primary duties and responsibilities. Increases were provided for 2023 primarily for the factors described above.

The following table shows the base salary in U.S. dollars of each of the Named Executive Officers in 2021, 2022 and 2023:

Name	2021	2022	2023
Mr. Pemble	$1,200,000	$1,225,962	$1,350,962
Mr. Boessen	$660,000	$694,423	$750,577
Mr. Etkind	$670,000	$700,000	$730,000
Mr. Straub	$705,000	$739,423	$751,442
Mr. Desbois	$630,000	$740,385	$801,443

Annual Incentive and Bonus Awards

Garmin does not pay an annual cash incentive award or material annual cash bonuses. In 2023, Garmin’s Named Executive Officers each received a U.S. $333 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to other Garmin employees.

Long-Term Performance: Restricted Stock Units

Garmin’s management and Compensation Committee believe stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of employees with those of shareholders, provides long-term retention incentive, and ties compensation to Garmin’s performance.

Time-Based Vesting Restricted Stock Units

Named Executive Officers are granted awards in the form of full-value restricted stock units (“RSUs”) under the 2005 Equity Incentive Plan that, unless forfeited, vest over a three-year period. These RSU awards provide a long-term retention incentive, align the interests of Named Executive Officers with those of other shareholders and encourage an appropriate degree of risk-taking that is consistent with long-term growth. The Compensation Committee believes time vesting is an appropriate structure to achieve these objectives.

The following table shows the grant date fair value in U.S. dollars of the RSUs awarded to each of the Named Executive Officers in 2021, 2022 and 2023:

Name	2021	2022	2023
Mr. Pemble	$1,610,196	$1,749,938	$2,699,956
Mr. Boessen	$336,255	$374,912	$624,933
Mr. Etkind	$312,432	$350,040	$0
Mr. Straub	$519,028	$650,074	$749,847
Mr. Desbois	$528,791	$700,080	$850,140

Mr. Etkind was not granted a RSU award in December 2023 because he was then considering transitioning to a part-time role during 2024, in which case any RSU award granted to him in December 2023 would not vest. Garmin announced on April 8, 2024 that Mr. Etkind will transition to a part-time role at the end of June 2024. With respect to the other NEOs, the higher values of their 2023 RSU awards relative to the values of their 2022 RSU awards resulted from the Compensation Committee’s determination that such higher values were appropriate in light of the sustained high performance during 2022 of each of the NEOs and the Company, and to further align the financial interests of the NEOs with those of the Company’s shareholders.

Performance-Based Vesting Restricted Stock Units

Named Executive Officers are also granted performance-contingent RSU awards (“PC-RSUs”) under the 2005 Equity Incentive Plan. Such awards are valued on the grant date based on target achievement of Company performance criteria, as described below. The value on the vesting date may differ due to share price fluctuation and achievement against predetermined Company performance criteria, ranging from 0% to 150% of target.

The initial vesting of these awards is contingent upon the achievement of certain fiscal year revenue and profitability targets established by the Compensation Committee, and thereafter the remaining unvested PC-RSUs are subject to additional time-based vesting. As shown below, for the last three fiscal years, these targets were the Company’s operating income and revenue, which are derived from the Company’s audited financial statements, without any adjustments. Following the end of the fiscal year in which the PC-RSU awards were granted, the Compensation Committee determines whether the performance targets for these PC-RSU awards were achieved (the date such determination is made, the “Certification Date”) The percentage of the PC-RSUs that corresponds with the weighting attributed to each performance target that was achieved will, if not forfeited, vest in three equal installmentswithin 30 days of the Certification Date and the first and second anniversaries of the Certification Date.. .

The Compensation Committee believes the performance-based element of these PC-RSU awards further aligns the interests of Garmin’s Named Executive Officers with the interests of Garmin’s shareholders, and that the time-based element furthers the objective of retaining Named Executive Officers.

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The following table shows the grant date fair value in U.S. dollars of the PC-RSUs awarded to each of the Named Executive Officers in 2021, 2022 and 2023:

Name	2021	2022	2023
Mr. Pemble	$1,393,490	$1,573,514	$2,450,067
Mr. Boessen	$384,312	$429,053	$625,057
Mr. Etkind	$360,293	$405,377	$399,891
Mr. Straub	$615,186	$610,465	$700,019
Mr. Desbois	$514,089	$619,743	$849,944

The higher values of the 2023 PC-RSU awards relative to the values of the 2022 PC-RSU awards granted to Messrs. Pemble, Boessen, Straub and Desbois reflect the Compensation Committee’s determination that such higher values were appropriate in light of the sustained high performance during 2022 and 2023 of each of the NEOs and the Company, and to increase the percentage of their respective total compensation that is directly tied to the Company’s financial performance.

The performance measures, percentage weighting, performance targets, actual results and status for each of the 2021, 2022 and 2023 PC-RSU awards are set forth below (billion dollar amounts denoted with a “B”):

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Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including Named Executive Officers, may contribute to the plan and on the total value of Garmin shares that an employee, including Named Executive Officers, may purchase under the plan in any one calendar year.

Benefits; Retirement Contributions

For Garmin’s U.S. employees, Garmin matches employee contributions to the Retirement Plan and makes an additional employer contribution to this plan. In 2023, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary per payroll period, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2023, 2022 and 2021, no salary in excess of U.S. $330,000, $305,000, and $290,000, respectively, was taken into account for any of the NEOs for either of the foregoing contributions. Garmin’s Vice President, General Counsel and Corporate Secretary, Mr. Etkind, resides in Switzerland and is employed by Garmin in Switzerland. In each of 2023, 2022, and 2021, Garmin made contributions to Mr. Etkind’s statutory Swiss pension plan account in accordance with Swiss law.

Other Considerations

Executive Ownership; Policies Regarding Hedging and Pledging of Garmin Securities

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives receive a large portion of their total direct compensation in equity awards, and, as set forth in the “Stock Ownership of Certain Beneficial Owners and Management” table in this Proxy Statement, each of the Named Executive Officers owns a significant number of Garmin shares. Pursuant to the Garmin Ltd. Anti-Hedging and Anti-Pledging Policy, Garmin prohibits members of the Board of Directors and Named Executive Officers from engaging in any transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan.

Recovery of Performance-Based Compensation

Garmin’s Board of Directors adopted the Garmin Ltd. Incentive Compensation Recovery Policy (the “Compensation Recovery Policy”), effective October 2, 2023, in accordance with new SEC rules and NYSE listing standards. Under the Compensation Recovery Policy, in the event Garmin is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under U.S. federal securities laws, then, subject to limited exceptions, Garmin shall recover certain excess incentive compensation received by Named Executive Officers and other covered employees during the recoupment period.

For purposes of the Compensation Recovery Policy, (a) “excess incentive compensation” means the amount of certain performance-based compensation received that exceeds the amount that otherwise would have been received if the determination of the compensation to be received had been determined based on restated amounts in the accounting restatement, without regard to taxes paid, and (b) “recoupment period” means the three completed fiscal years preceding the date on which the determination was made that Garmin is required to prepare the accounting restatement.

With respect to certain PC-RSU awards that were outstanding prior to the effective date of the Compensation Recovery Policy, pursuant to a separate clawback policy (the “Predecessor Clawback Policy”), in the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under U.S. federal securities laws, the Compensation Committee has the discretion to require reimbursement or forfeiture of any compensation received by any Named Executive Officer or other covered employee under those awards during the three-year period preceding the date on which Garmin is required to prepare the accounting restatement. In determining the amount to be recovered under the Predecessor Clawback Policy, the Compensation Committee may consider, in addition to other factors, the excess of the performance-based compensation received based on the erroneous data over the performance-based compensation that would have been received had it been based on the restated amounts, as determined by the Compensation Committee.

Severance Agreements

Garmin does not have severance agreements with any of its Named Executive Officers.

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Change of Control Benefits

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change of control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs), if any, would immediately become exercisable and all of the executive’s unvested RSUs and performance shares, if any, would immediately become payable.

“Cause” generally includes certain conduct by the NEO, such as a conviction or plea of guilty to a felony or certain other crimes, willful actions or omissions that are grounds for immediate dismissal under certain employment policies, a habitual neglect of duties, and willful and intentional material misconduct in the NEO’s performance of their duties that results in financial detriment. However, “Cause” generally does not (other than with respect to crimes) include bad judgment, negligence, or acts or omissions that the NEO believed, in good faith, to have been in or at least not opposed to the interests of the Company. “Good Reason” generally includes certain actions by the Company, including a material diminution in the NEO’s position, authority or duties, requiring the NEO to move more than 50 miles from their current location, or a material diminution in aggregate compensation (other than broad-based reductions applicable to all similarly-situated employees). For full definitions of “Cause” and “Good Reason,” see Annex 3.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change of control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after a change of control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become payable within 30 days of the Certification Date.

Such vesting treatment is the only benefit that would be received by the executives in connection with a change of control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs, PC-RSUs or performance shares. This change of control protection is designed to provide adequate protection for executives and other Garmin employees who own unvested equity awards so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change of control, and to provide executives and other Garmin employees who own unvested equity awards with incentives to remain with Garmin during a time that Garmin is considering or undertaking a change of control.

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2023 SUMMARY COMPENSATION TABLE

The following table shows 2023, 2022 and 2021 compensation for each Named Executive Officer:

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Clifton A. Pemble	2023	$1,350,962	$333	$5,150,023	$39,348	$6,540,666
President & Chief Executive Officer	2022	$1,225,962	$333	$3,323,452	$35,848	$4,585,595
	2021	$1,200,000	$307	$3,003,686	$34,348	$4,238,341
Douglas G. Boessen	2023	$750,577	$333	$1,249,990	$39,348	$2,040,248
Chief Financial Officer & Treasurer	2022	$694,423	$333	$803,965	$35,848	$1,534,569
	2021	$660,000	$307	$720,567	$34,348	$1,415,222
Andrew R. Etkind	2023	$730,000	$306	$399,891	$498,078	$1,628,275
Vice President, General Counsel & Secretary	2022	$700,000	$314	$755,417	$431,414	$1,887,145
	2021	$670,000	$328	$672,725	$436,324	$1,779,377
Philip I. Straub	2023	$751,442	$4,579	$1,449,866	$39,348	$2,245,235
Executive Vice President, Managing Director-Aviation	2022	$739,423	$333	$1,260,539	$35,848	$2,036,143
	2021	$705,000	$307	$1,134,214	$34,348	$1,873,869
Patrick G. Desbois	2023	$801,443	$333	$1,700,084	$39,348	$2,541,208
Executive Vice President, Operations	2022	$740,385	$333	$1,319,823	$35,848	$2,096,389
	2021	$630,000	$1,722	$1,042,880	$34,348	$1,708,950
(1)	Annual holiday cash bonus. For 2023, in addition to the holiday cash bonus, Mr. Straub received a cash bonus equal to $4,246 in recognition of his 30th anniversary with Garmin (including a tax gross-up on such amounts).
(2)	This column shows the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the PC-RSUs and RSUs granted in 2021, 2022 and 2023. See the Grants of Plan-Based Awards table for information, including material assumptions, on awards made in 2023.
(3)	All Other Compensation for each of the Named Executive Officers for 2021, 2022 and 2023 includes amounts contributed by the Company (in the form of base and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With respect to 2023, for each Named Executive Officer except Mr. Etkind $16,500 was contributed as a base contribution under the qualified 401(k) plan, and each received $22,500 in company matching contributions related to the qualified 401(k) plan. Mr. Etkind’s All Other Compensation in 2023 includes $426,004 cost of living adjustment, $50,600 Swiss pension plan contribution, $11,017 automobile allowance, and $10,457 tax equalization payment. All Other Compensation for 2021, 2022 and 2023 includes for all Named Executive Officers except Mr. Etkind premiums on life insurance.

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2023 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2023 grants of RSUs and PC-RSUs:

						All Other
						Stock
						Awards:	Grant Date
			Estimated Future Payouts Under			Number of	Fair Value
			Equity Incentive Plan Awards			Shares of	of Stock
Name	Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	and Option Awards(1)
Clifton A. Pemble	RSUs	12/15/2023				22,371	$2,699,956
	PC-RSUs	2/25/2023	6,594	26,376	39,564		$2,450,067
Douglas G. Boessen	RSUs	12/15/2023				5,178	$624,933
	PC-RSUs	2/25/2023	1,682	6,729	10,094		$625,057
Andrew R. Etkind	RSUs	12/15/2023				-	$0
	PC-RSUs	2/25/2023	1,076	4,305	6,458		$399,891
Philip Straub	RSUs	12/15/2023				6,213	$749,847
	PC-RSUs	2/25/2023	1,884	7,536	11,304		$700,019
Patrick Desbois	RSUs	12/15/2023				7,044	$850,140
	PC-RSUs	2/25/2023	2,288	9,150	13,725		$849,944
(1)	This column represents the grant date fair value of PC-RSUs and RSUs computed in accordance with FASB ASC Topic 718.
•	For PC-RSUs, that amount assumes 100% (Target) of performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on NYSE on (or for) the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the PC-RSUs, by the number of target units awarded. At 150% of Target (Maximum) the grant date fair value of PC-RSUs would be $3,675,100, $937,585, $599,837, $1,050,029 and $1,274,915, respectively, for Mr. Pemble, Mr. Boessen, Mr. Etkind, Mr. Straub and Mr. Desbois.
•	For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on NYSE on (or for) the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, by the number of units awarded.
•	For additional information on the valuation assumptions with respect to the 2023 grants, refer to Note 10 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 30, 2023, as filed with the SEC.

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OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 30, 2023:

			Stock Awards
Name	Award Type	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Clifton A. Pemble	RSUs	12/15/2021	4,123	$529,970
	RSUs	12/15/2022	13,368	$1,718,323
	RSUs	12/15/2023	22,371	$2,875,568
	PC-RSUs	2/25/2021	5,831	$749,517
	PC-RSUs	2/25/2023	38,826	$4,990,694
Douglas G. Boessen	RSUs	12/15/2021	861	$110,673
	RSUs	12/15/2022	2,864	$368,139
	RSUs	12/15/2023	5,178	$665,580
	PC-RSUs	2/25/2021	1,608	$206,692
	PC-RSUs	2/25/2023	9,906	$1,273,317
Andrew R. Etkind	RSUs	12/15/2021	800	$102,832
	RSUs	12/15/2022	2,674	$343,716
	RSUs	12/15/2023	-	-
	PC-RSUs	2/25/2021	1,508	$193,838
	PC-RSUs	2/25/2023	6,339	$814,815
Philip I. Straub	RSUs	12/15/2021	1,329	$170,830
	RSUs	12/15/2022	4,966	$638,330
	RSUs	12/15/2023	6,213	$798,619
	PC-RSUs	2/25/2021	2,574	$330,862
	PC-RSUs	2/25/2023	11,094	$1,426,023
Patrick G. Desbois	RSUs	12/15/2021	1,354	$174,043
	RSUs	12/15/2022	5,348	$687,432
	RSUs	12/15/2023	7,044	$905,436
	PC-RSUs	2/25/2021	2,151	$276,490
	PC-RSUs	2/25/2023	13,470	$1,731,434

(1)	All RSUs vest at the rate of one-third per year on the first, second and third anniversaries of the grant date. Upon certification of performance criteria, all PC-RSUs vest at a rate of one-third per year within 30 days of the Certification Date and the first and second anniversaries of the Certification Date.
(2)	Determined by multiplying the number of units by $128.54, which was the closing price of Garmin shares on NYSE on December 29, 2023.

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2023 OPTION EXERCISES AND STOCK VESTED

The following table provides stock awards vested in 2023 for each of the Named Executive Officers. No options were exercised in 2023.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)
Clifton A. Pemble	27,712	$3,134,359
Douglas G. Boessen	6,918	$768,205
Andrew R. Etkind	6,447	$715,532
Philip I. Straub	11,530	$1,283,291
Patrick G. Desbois	10,159	$1,146,017

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

None of the Named Executive Officers has a severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights, if any, would immediately become exercisable and all of the Named Executive Officer’s unvested RSUs and performance shares, if any, would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change of control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change of control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after the change of control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become payable within 30 days of the Certification Date.

Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change of control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares.

ESTIMATED CURRENT VALUE OF POTENTIAL POST-EMPLOYMENT BENEFITS DUE TO EARLY VESTING OF EQUITY AWARDS(1)

						Involuntary
						Termination within
						12 months of
Name	Voluntary	For Cause	Death	Disability	Without Cause	Change of Control
Clifton A. Pemble	$-	$-	$10,864,072	$10,864,072	$-	$10,864,072
Douglas G. Boessen	$-	$-	$2,624,401	$2,624,401	$-	$2,624,401
Andrew R. Etkind	$-	$-	$1,455,201	$1,455,201	$-	$1,455,201
Philip I. Straub	$-	$-	$3,364,663	$3,364,663	$-	$3,364,663
Patrick G. Desbois	$-	$-	$3,774,834	$3,774,834	$-	$3,774,834
(1)	The dollar values in this table represent the value of unvested RSU and PC-RSU awards, based on $128.54 per share, the closing price of the Company’s shares on NYSE on December 29, 2023. The estimated current values for PC-RSUs are based on actual vesting percentages for awards.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the median of the annual total compensation of our employees (on a worldwide basis) and the annual total compensation of our PEO, Mr. Pemble.

For 2023, the respective annual total compensation for our median employee and for Mr. Pemble, and the ratio of Mr. Pemble’s annual total compensation to the median employee’s annual total compensation, are set forth below:

Median employee annual total compensation: $41,063.

Mr. Pemble (PEO) annual total compensation: $6,540,666, as reported in the Summary Compensation Table included in this Proxy Statement.

Based on this information, for 2023 the ratio of annual total compensation of our PEO to the annual total compensation of our median employee was approximately 159:1.

To identify the median of the annual total compensation of all of our employees, we prepared a listing of all employees as of October 1, 2023. We selected that date to allow sufficient time to identify the median employee given the global scope of our operations. Gross earnings for 2023, as reported to applicable tax authorities, for example, the Internal Revenue Service for our U.S. employees, were then calculated for each of those employees, other than our PEO. Gross earnings for 2023 were annualized for those permanent employees who were hired between January 1, 2023 and October 1, 2023 and for those whose employment terminated between October 2, 2023 and December 31, 2023. Gross earnings paid in currencies other than U.S. dollars were converted to U.S. Dollars using the average 2023 currency exchange rate for each applicable currency. The median employee was then selected from the annualized list.

The median employee’s total annual compensation for 2023 was calculated using the same methodology we used to calculate total annual compensation for our PEO and other Named Executive Officers, as set forth in the

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Summary Compensation Table in this Proxy Statement. We then compared the median employee’s total annual compensation for 2023 to our PEO’s total annual compensation for 2023 to calculate the pay ratio set forth above. We did not make any cost-of-living adjustments in identifying the “median employee.”

For supplemental informational purposes, our median U.S. - based employee’s total annual compensation for 2023 was $113,408, and the ratio of our PEO’s total annual compensation for 2023 to our median U.S. based employee’s total annual compensation for 2023 was 58:1.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K we are providing the following information to show how compensation actually paid (“CAP”) to the PEO and the Non-PEO NEOs (as defined below) (averaged) relates to certain total shareholder return results, Garmin net income and Garmin operating income results for the years 2020-2023.

			Average	Average
			Summary	Compensation	Value of Initial Fixed $100
			Compensation	Actually Paid	Investment Based on:
	Summary		Table Total for	to Non-PEO		Peer Group
	Compensation	Compensation	Non-PEO Named	Named	Total	Total
	Table Total for	Actually Paid to	Executive	Executive	Shareholder	Shareholder		Operating
Year	PEO	PEO	Officers	Officers	Return	Return	Net Income	Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$6,540,666	$10,679,153	$2,113,742	$3,241,006	$144.25	$148.74	$1,289,636,000	$1,092,160,000
2022	$4,585,595	$900,886	$1,888,561	$698,576	$100.81	$104.45	$973,585,000	$1,027,845,000
2021	$4,238,341	$5,967,081	$1,694,354	$2,271,591	$142.59	$165.87	$1,082,200,000	$1,218,620,000
2020	$3,684,276	$5,909,431	$1,596,351	$2,383,954	$125.14	$133.30	$992,324,000	$1,054,240,000

The PEO for each year was Clifton A. Pemble. For 2023 and 2022, the Non-PEO NEOs were Douglas G. Boessen, Andrew R. Etkind, Philip I. Straub and Patrick G. Desbois. For 2021 and 2020, the Non-PEO NEOs were Min H. Kao, Douglas G. Boessen, Andrew R. Etkind, Philip I. Straub and Patrick G. Desbois.

The peer group for purposes of the table above is the S&P 500 Consumer Discretionary Index.

Operating income, for compensation purposes, is presented from the Company’s audited financial statements without adjustment.

To calculate CAP for our PEO, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation, as required under Item 402(v) of Regulation S-K:

		Deduction of
		Reported Value of	Equity Award
Year	SCT Total	Equity Awards	Adjustments	CAP
		(i)	(ii)
2023	$6,540,666	$(5,150,023)	$9,288,510	$10,679,153
2022	$4,585,595	$(3,323,452)	$(361,257)	$900,886
2021	$4,238,341	$(3,003,686)	$4,732,426	$5,967,081
2020	$3,684,276	$(2,599,853)	$4,825,008	$5,909,431

(i)	Represents the grant date fair value of equity based awards granted for each year shown, as reported in the SCT. As required under Item 402(v) of Regulation S-K, this value is deducted from SCT total compensation to calculate CAP for each year shown.
(ii)	Represents the value of equity award adjustments for each year shown, as calculated in accordance with the methodology required under Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the equity award adjustments are provided in the supplemental table below:

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Equity Award Adjustments for PEO	2023	2022	2021	2020
RSUs:
Year-End Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$2,875,568	$1,850,599	$1,663,383	$1,419,079
Change in Fair Value (From Prior Year-End to Current Year-End) of Awards Granted Prior to Current Year that Remain Unvested as of Year-End	$634,049	$(513,916)	$173,666	$304,853
Change in Fair Value (From Prior Year-End to Vesting Date) of Awards Granted Prior to Current Year that Vested During Year	$498,869	$(516,070)	$208,362	$315,569
PC-RSUs:
Year-End Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$4,990,626	-	$2,352,257	$2,574,357
Change in Fair Value (From Prior Year-End to Current Year-End) of Awards Granted Prior to Current Year that Remain Unvested as of Year-End	$211,356	$(793,151)	$263,567	$310,319
Change in Fair Value (From Prior Year-End to Vesting Date) of Awards Granted Prior to Current Year that Vested During Year	$78,042	$(388,719)	$71,191	$(99,169)
TOTAL EQUITY AWARD ADJUSTMENTS FOR PEO	$9,288,510	$(361,257)	$4,732,426	$4,825,008

To calculate CAP for our Non-PEO NEOs (averaged), the following amounts were deducted from and added to SCT total compensation, as required under Item 402(v) of Regulation S-K:

		Deduction of
		Reported Value of	Equity Award
Year	SCT Total	Equity Awards	Adjustments	CAP
		(i)	(ii)
2023	$2,113,741.80	$(1,199,957.74)	$2,327,222.08	$3,241,006.14
2022	$1,888,561.36	$(1,034,935.85)	$(155,048.80)	$698,575.71
2021	$1,694,354.32	$(892,596.32)	$1,469,832.93	$2,271,590.93
2020	$1,596,350.64	$(843,849.45)	$1,631,451.75	$2,383,953.93
(i)	Represents the grant date fair value of equity based awards granted for each year shown, as reported in the SCT. As required under Item 402(v) of Regulation S-K, this value is deducted from SCT total compensation to calculate CAP for each year shown.
(ii)	Represents the value of equity award adjustments for each year shown, as calculated in accordance with the methodology required under Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the equity award adjustments are provided in the supplemental table below:

Equity Award Adjustments for Non-PEO NEOs	2023	2022	2021	2020
RSUs:
Year-End Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$592,408.73	$548,617.91	$438,135.84	$407,421.74
Change in Fair Value (From Prior Year-End to Current Year-End) of Awards Granted Prior to Current Year that Remain Unvested as of Year-End	$183,026.25	$(139,300.83)	$50,458.72	$93,082.64
Change in Fair Value (From Prior Year-End to Vesting Date) of Awards Granted Prior to Current Year that Vested During Year	$142,034.94	$(145,836.36)	$63,083.10	$99,505.38
PC-RSUs:
Year-End Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$1,311,231.40	-	$790,792.83	$939,756.70
Change in Fair Value (From Prior Year-End to Current Year-End) of Awards Granted Prior to Current Year that Remain Unvested as of Year-End	$71,054.53	$(275,337.21)	$99,429.79	$128,339.73
Change in Fair Value (From Prior Year-End to Vesting Date) of Awards Granted Prior to Current Year that Vested During Year	$27,466.24	$(143,193.30)	$27,931.65	$(36,655.44)
TOTAL EQUITY AWARD ADJUSTMENTS FOR NON-PEO NEOs	$2,327,222.08	$(155,048.80)	$1,469,832.93	$1,631,451.75

Most Important Performance Measures

As required under Item 402(v) of Regulations S-K, in the table below we list the financial performance measures used by the Compensation Committee to link compensation actually paid to the NEOs for 2023 to Garmin’s performance.

Operating Income
Revenue

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Relationship Between Compensation Actually Paid and Certain Performance Results

As required pursuant to Item 402(v) of Regulation S-K, in the charts below we show the relationship for the years shown between CAP for the PEO and the non-PEO NEOs (average) and each of the following: (1) total shareholder return (“TSR”) for Garmin; (2) net income; and (3) operating income. We also show the relationship for the years shown between Garmin TSR and TSR for the S&P 500 Consumer Discretionary Index. As stated above, the Compensation Committee uses operating income and revenue to link CAP to performance. The Compensation Committee does not use TSR or net income.

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SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s proxy statement for the 2025 annual general meeting, such proposal must be received by Garmin on or before December 25, 2024. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Garmin’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2025.

Under Swiss law, a shareholder of record can request in writing for an item to be put on the agenda for an annual general meeting, provided that we receive such requests by the date that is 90 calendar days in advance of the anniversary of the date that we filed our proxy statement for the previous year’s annual general meeting with the SEC. In order for a shareholder proposal that is not included in the Proxy Statement for the 2025 annual general meeting to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than January [24], 2025, and specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, and must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the director presiding over such meeting.

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HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of the 2023 Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the 2023 Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at +1 (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or 2023 Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement.

Garmin will furnish without charge upon written request a copy of the 2023 Annual Report. The 2023 Annual Report includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to exercise voting rights at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The 2023 Annual Report is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov. See the Notice of the Annual General Meeting included at the beginning of this Proxy Statement for information on the delivery without charge of the 2023 Annual Report of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 30, 2023 and the statutory financial statements of Garmin for the fiscal year ended December 30, 2023, as well as the respective Auditor’s Reports,the Swiss Compensation Report for Fiscal Year 2023 and the Swiss Non-Financial Matters Report.

Information on, or accessible through, our website is not part of this Proxy Statement. We have included our website only as an inactive textual reference and do not intend it to be an active link to our website.

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ANNEX 1     2023 SWISS STATUTORY COMPENSATION REPORT

COMPENSATION REPORT

Letter from the Compensation Committee

Dear Shareholders,

The Compensation Committee is pleased to present you with the Compensation Report for Garmin Ltd.’s (the “Company” or “Garmin”) fiscal year ended December 30, 2023.

This Compensation Report provides 2023 and 2022 compensation information for members of the Company’s Board of Directors and Executive Management. This Compensation Report also provides a description of the Company’s compensation philosophy and programs with respect to members of the Board of Directors and Executive Management, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions.

Thank you.

Sincerely,

/s/ Joseph. J Hartnet

Joseph J. Hartnett

Chairman of the Compensation Committee

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Remuneration of the Board of Directors

Executive Directors

Two of the six members of the Company’s Board of Directors are also Company executives. These two executive directors are Dr. Min H. Kao, Executive Chairman, and Clifton A. Pemble, President and Chief Executive Officer. Dr. Kao and Mr. Pemble do not receive any additional compensation for serving on the Board of Directors beyond the compensation they receive as Company executives.

Non-Executive Directors

The four non-executive directors on the Company’s Board of Directors are Jonathan C. Burrell, Joseph J. Hartnett, Catherine A. Lewis and Charles W. Peffer. The Compensation Committee makes a recommendation to the Board of Directors regarding the compensation of the four non-executive directors, and the Board of Directors makes the final determination.

The objective of Garmin’s compensation for non-executive directors is to provide fair, reasonable and competitive compensation to attract and retain highly qualified, independent professionals to represent Garmin shareholders.

ANNUAL RETAINERS AND EQUITY AWARD FOR NON-EXECUTIVE MEMBERS OF THE BOARD OF DIRECTORS

The table below shows the annual retainers and target equity awards for each of 2023 and 2022 for non-executive members of the Board of Directors:

Annual Retainers	USD
Board Membership	$85,000
Audit Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$5,000
Compensation Committee Chair	$5,000
Annual Equity Award	USD
Restricted Stock Units	$150,000

The restricted stock units awards vest on the first anniversary of their grant dates.

Non-executive members of the Board of Directors do not receive pension benefits and are not eligible to participate in any of the Company’s employee incentive programs or other employee benefits. The Company does not grant loans or guarantees to non-executive members of the Board of Directors.

No non-executive members of the Board of Directors, or parties related to any of them, received any fees or remunerations for services rendered to the Company or its subsidiaries, other than the renumeration paid to the non-executive members of the Board of Directors included in this Compensation Report. A related party includes a spouse, children below the age of eighteen, legal or natural person acting as a fiduciary and legal entities controlled by a non-executive member of the Board.

Remuneration of Executive Management

The Company’s Executive Management Compensation Philosophy

Garmin’s Executive Management consists of its Chief Executive Officer and Chief Financial Officer.

Garmin’s culture traces its roots to the influence of its founders who embraced a strong set of core values, service to all stakeholders of the Company, and accountability to others. Compensation practices are one of many leadership behaviors that influence the perceptions of every stakeholder. The Compensation Committee considers Executive Management compensation in light of the entire employee population in order to establish compensation practices that are internally equitable and competitive with other companies that compete with us for talent, based on market information, including data obtained from third party compensation data providers, compensation consultants, and through Garmin’s recruitment and retention experience. Members of Executive Management are therefore compensated using the same elements and approach as the broader group of employees who contribute to Garmin’s success.

Objectives of the Compensation Program

The objectives of Garmin’s Executive Management compensation program are to:

•	Provide Executive Management compensation that is viewed as internally equitable and fair by the Executive Management team and the broader Garmin employee population, while also being externally competitive in order to attract, motivate and retain a highly qualified Executive Management team;
•	Reward Executive Management members for individual performance and contribution;
•	Provide incentives to Executive Management to enhance shareholder value; and
•	Reward Executive Management members for long-term, sustained individual and Company performance.

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Key Governance Features

What We Do	What We Don’t Do

Mitigate excessive risk-taking behaviors by Executive Management:

The Compensation Committee regularly reviews the risks related to our Executive Management compensation program, and our program includes features that reduce the likelihood of members of Executive Management making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

Use long-term equity incentives to encourage stock ownership and to link a significant portion of pay to company performance over time

A significant portion of Executive Management members’ total direct compensation consists of long-term equity incentive compensation, with awards that vest over time and have their values directly linked to company performance.

Recovery of performance-based compensation:

We have policies for the recovery of performance-based compensation received by members of Executive Management and other covered employees in the event of certain accounting restatements, as described below under. “Recovery of Performance-Based Compensation.”

Include double-trigger change in control provisions in equity awards:

Accelerated vesting of equity awards would only occur following change in control if a member of Executive Management resigns with good reason or is terminated without cause within 12 months following the change in control.

Have a Policy that prohibits hedging and pledging of Garmin securities

Members of Executive Management are prohibited from engaging in any hedging or pledging transactions involving Garmin securities.

No severance agreements:

We do not have severance agreements with any members of Executive Management that would require us to make cash payments upon termination of their employment.

No cash payments upon change in control:

We do not have any separate change in control agreements that would obligate us to make any cash payments to any members of Executive Management upon a change of control.

No post-retirement benefit plans. No supplemental Executive Management retirement plans.

We do not have any post-retirement benefit plans that would provide post-retirement benefits to any members of Executive Management. We do not have any supplemental Executive Management plans.

No repricing or backdating of underwater equity awards

We do not reprice or backdate any underwater equity awards.

No setting of Executive Management compensation to meet specific benchmarks

We do not attempt to set Executive Management compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups.

Engagement with our Shareholders

Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation in accordance with U.S. securities laws. In addition, the maximum aggregate compensation of our Executive Management and the maximum aggregate compensation of our Board of Directors are each subject to an annual binding vote in accordance with Swiss law.

How We Determine Executive Management Compensation

Role of the Compensation Committee

Our Compensation Committee is comprised of the four non-executive members of the Board, each of whom is an independent director under the listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules of the United States Securities and Exchange Commission (the “SEC”). The Compensation Committee oversees the determination of specific compensation for Executive Management, and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement.

Role of Executive Management

Mr. Pemble, our Chief Executive Officer, was one of our first employees and brings a unique perspective with regard to the culture of the Company and recruiting trends specific to our target markets. Mr. Pemble attends meetings of the Compensation Committee to discuss Executive Management compensation matters, but he is not a member of the Compensation Committee and he does not vote on Compensation Committee matters. Mr. Pemble is not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discusses his own performance and determines his own compensation.

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Role of Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) in 2022 to assist the Compensation Committee with evaluating and updating, as appropriate, Garmin’s focused comparator group, which takes into account company size, market capitalization, revenue, industry, and Garmin’s unique culture, which helps to retain talented executives.

The comparator group consisted of the following companies:

Belden Inc.	Teledyne Technologies Incorporated
Brunswick Corporation	Textron Inc.
Logitech International S.A.	The Toro Co.
National Instruments Corporation	Trimble Inc.
NCR Corp.	Visteon Corporation
NetApp, Inc.	Winnebago Industries, Inc.
Polaris Inc.	YETI Holdings, Inc
Sensata Technologies Holding plc

The Compensation Committee uses the comparator group’s executive compensation data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends.

Factors the Compensation Committee Considers when Determining Compensation for Individual Members of Executive Management

In making compensation decisions for individual members of Executive Management, the Compensation Committee considers the individual’s performance both in the preceding year and over the duration of the individual’s service as a member of Executive Management, tenure, scope of responsibilities, past compensation adjustments, mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. performance-contingent long-term incentives), and the level of risk associated with the individual’s total direct compensation package. The Compensation Committee also factors in overall Company performance, internal equity considerations, retention considerations, and the current business environment.

Elements of Compensation

Garmin has two elements of total direct compensation for members of Executive Management: base salary and long-term equity compensation. Garmin also provides retirement and benefit programs to members of Executive Management.

Current Year’s Performance: Salary and Annual Incentives

Base Salary

The Compensation Committee believes a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization, including Executive Management. Executive Management members are paid a base salary as compensation for the performance of their primary duties and responsibilities.

Annual Incentive and Bonus Awards

Garmin does not pay material annual cash bonuses to any of our Executive Management members. Garmin’s Executive Management members each received a US $333 annual holiday cash bonus in each of 2023 and 2022. These were the same annual holiday cash bonuses that were paid to other Garmin employees.

Long-Term Performance: Restricted Stock Units

The Compensation Committee believes stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of Executive Management with those of shareholders, provides long-term retention incentive, and ties compensation to performance.

Time-Based Vesting Restricted Stock Units

Executive Management members are granted stock in the form of full value restricted stock units (“RSUs”) under the Company’s 2005 Equity Incentive Plan that vest over a three-year period, which provides a long-term retention incentive, aligns the interests of Executive Management with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The Compensation Committee believes time vesting is an appropriate structure to achieve these objectives.

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Performance-Based Vesting Restricted Stock Units

Members of Executive Management are also granted performance-contingent RSU awards under the Company’s 2005 Equity Incentive Plan. Such grants are valued on the grant date based on target achievement of Company performance criteria, as described below. The values on the vesting dates may differ due to share price fluctuation and achievement against predetermined Company performance criteria ranging from 0% to 150% of target.

The initial vesting of these awards is solely contingent upon the achievement of certain fiscal year revenue and profitability targets established by the Compensation Committee, and thereafter the remaining unvested shares are subject to time-based vesting requirements (“PC-RSUs”). Following the end of the fiscal year in which the PC-RSU awards were granted, the Compensation Committee determines whether each of the performance targets for these PC-RSU awards was achieved (the “Certification Date”), and the percentage of the PC-RSU’s that corresponds with the weighting attributed to each performance target that was achieved will vest as follows: one-third will vest on the Certification Date if the grantee is then still employed by Garmin; one-third will vest on the first anniversary of the Certification Date if the grantee is then still employed by Garmin; and the remaining one-third will vest on the second anniversary of the Certification Date if the grantee is then still employed by Garmin.

The Compensation Committee believes the performance-based element of these PC-RSU awards further aligns the interests of Garmin’s Executive Management members with the interests of Garmin’s shareholders by conditioning vesting on meeting or exceeding financial performance goals, and that the time-based element furthers the objective of retaining Executive Management members.

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Executive Management members can participate in this plan under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including Executive Management members, may contribute to the plan and on the total value of Garmin shares that an employee, including Executive Management members, may purchase under the plan in any one calendar year. Non-executive members of the Board of Directors are not eligible to participate in the plan.

Benefits; Retirement Contributions

Garmin’s Executive Management members participate in the same benefits and are covered by the same plans on the same terms as provided to all employees of the Garmin entity by which they are employed. For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s Retirement Plan and makes an additional employer contribution to this plan. In each of 2023 and 2022, for all U.S. employees, (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary per payroll period, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2023, no salary in excess of US $330,000 was taken into account for either of the foregoing contributions. For 2022, no salary in excess of US $305,000 was taken into account for either of the foregoing contributions.

Other Considerations

Policy Regarding Hedging and Pledging of Garmin Securities

Pursuant to the Garmin Ltd. Anti-Hedging and Anti-Pledging Policy, Garmin prohibits members of the Board of Directors and Executive Management from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan.

Recovery of Performance-Based Compensation

Garmin’s Board of Directors adopted the Garmin Ltd. Incentive Compensation Recovery Policy, effective October 2, 2023, in accordance with new SEC rules and NYSE listing standards. Under the Incentive Compensation Recovery Policy, in the event Garmin is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under U.S. federal securities laws, then, subject to limited exceptions, Garmin shall recover the excess incentive compensation received by members of Executive Management and other covered employees during the recoupment period.

For purposes of the Incentive Compensation Recovery Policy, (a) “excess incentive compensation” means the amount of performance-based compensation received that exceeds the amount that otherwise would have been received if the determination of the compensation to be received had been determined based on restated amounts in the accounting restatement, without regard to taxes paid, and (b) “recoupment period” means the three completed fiscal years preceding the date on which the determination was made that Garmin is required to prepare the accounting restatement.

With respect to PC-RSU awards that were outstanding prior to the October 2, 2023 effective date of the Incentive Compensation Recovery Policy, pursuant to a separate claw back policy in the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under U.S. federal securities laws, the Compensation Committee has the discretion to require reimbursement or forfeiture of any compensation received by any

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Executive Management member or other covered employee under those awards during the three-year period preceding the date on which Garmin is required to prepare an accounting restatement. In determining the amount to be recovered, the Compensation Committee may consider, in addition to other factors, the excess of the performance-based compensation received based on the erroneous data over the performance-based compensation that would have been received had it been based on the restated amounts, as determined by the Compensation Committee.

Change-in-Control Benefits

If an Executive Management member’s employment is terminated without cause, or the member resigns with good reason, within twelve months following a change in control of Garmin, all of the member’s unvested stock options and stock appreciation rights (SARs), if any, would immediately become exercisable and all of the member’s unvested time-based RSUs would immediately become payable.

If an Executive Management member’s employment is terminated without cause, or the member resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the member’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the Executive Management member’s employment is terminated without cause, or the member resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the member’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become immediately payable.

Such accelerated vesting is the only benefit that would be received by Executive Management members upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs or PC-RSUs. This change-in-control protection is designed to provide adequate protection for Executive Management members so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control.

Compensation Tables (Audited)

Effective as of January 1, 2023, Garmin Ltd. has changed denomination of its share capital to U.S. Dollars (USD), as set out in Swiss Code of Obligations 621(3). A full explanation of this change is included in Note 1 of the Garmin Ltd statutory financial statements for the year ended December 30, 2023, indicative CHF amounts presented. As such, it now presents the 2023 compensation report information in USD. Furthermore, Note 1 also contains information on the Company’s fiscal year.

For 2022, compensation has been translated into CHF in the below tables using the average exchange rate of the year, except for stock based compensation elements which have been translated at the exchange rate at grant date.

Compensation is paid in USD. Salary, Bonus and All Other Compensation are disclosed on an accrual basis. Stock Awards are disclosed based on their respective US GAAP grant date fair values in the financial year they are granted.

Two of the six members of the Company’s Board of Directors are also Company executives. These two executive directors are Dr. Min H. Kao, Executive Chairman, and Clifton A. Pemble, President and Chief Executive Officer.

Only the President & Chief Executive Officer and Chief Financial Officer & Treasurer are members of the Executive Management within the meaning of Art. 716b of the Swiss Code of Obligations (the “Swiss Code”) and, as such, included in the disclosure concerning compensation in the following tables.

During 2023 and 2022, no payments other than those set out below were made to current members of the Board of Directors, Executive Management or related parties as specified in Art. 734c of the Swiss Code. In addition, there were no inadmissible payments made as outlined in Art. 735c or 735d of the Swiss Code.

During 2023 and 2022, no loans were granted to current or former members of the Board of Directors or Executive Management or related parties as specified in Art. 734b or 734c of the Swiss Code.

Approval of the compensation report (including audited section):

/s/ Min H. Kao	/s/ Clifton A. Pemble
Min H. Kao	Clifton A. Pemble
Executive Chairman of the Board of Directors	Member of the Board of Directors, President and CEO

/s/ Joseph J. Hartnett	/s/ Douglas G. Boessen
Joseph J. Hartnett	Douglas G. Boessen
Member of the Board of Directors,	Chief Financial Officer and Treasurer
Chairman of the Compensation Committee

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The 2023 compensation amounts per individual Board member are listed in the table below:

2023 BOARD OF DIRECTORS COMPENSATION

Name	Function(1)	Settled in Cash (USD)(2)	Settled in Shares (USD)(3)	Total (USD)	Settled in Cash (Indicative CHF)(2)	Settled in Shares (Indicative CHF)(3)	Total (Indicative CHF)
Min H. Kao(4)	Executive Chairman, Member of the Board				-	-	-
Clifton A. Pemble(5)	President & Chief Executive Officer, Member of the Board				-	-	-
Jonathan Burrell	Member of the Board and Compensation Committee, Chair of Nominating and Corporate Governance Committee	90,000	153,943	243,943	75,609	129,327	204,936
Joseph Hartnett	Member of the Board, Audit Committee and Nominating and Corporate Governance Committee, Chair of Compensation Committee	90,000	153,943	243,943	75,609	129,327	204,936
Catherine Lewis	Member of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	85,000	153,943	238,943	71,409	129,327	200,736
Charles Peffer	Member of the Board, Compensation Committee and Nominating and Corporate Governance Committee, Chair of Audit Committee	95,000	153,943	248,943	79,810	129,327	209,137
		360,000	615,772	975,772	302,437	517,308	819,745
(1)	Functions held by the Board of Directors in other entities are as follows:

Name	Company Name	Function
Min H. Kao	None
Jonathan Burrell	Burrell Family Office	Chief Executive Officer
Joseph Hartnett	None
Catherine Lewis	CorEnergy Infrastructure Trust, Inc.	Director, Chair of Audit Committee, and Member of Investment Committee
Charles Peffer	Commerce Funds Lockton, Inc.	Trustee Advisory Director
(2)	Represents gross amounts earned during the year, prior to deductions for social security, withholding tax, etc.
(3)	Represents value of share-based compensation received by Board members; USD 153,943 (CHF 129,327) is awarded in shares of the Company.
(4)	While Dr. Kao does not receive any Board payments and is not part of the Executive Management, as an employee of the Company, he received compensation of $413,001 (CHF 346,962) consisting of $350,000 (CHF 294,035) salary, $333 (CHF 280) bonus and $62,668 (CHF 52,647) in other compensation.
(5)	The compensation of Mr. Pemble, as a member of the Executive Management, is included in the 2023 Executive Compensation Table that follows. Any functions held in other entities are also disclosed in that table.

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The 2022 compensation amounts per individual Board member are listed in the table below:

2022 BOARD OF DIRECTORS COMPENSATION

Name	Function	Settled in Cash (CHF)(1)	Settled in shares (CHF)(2)	Total (CHF)
Min H. Kao(3)	Executive Chairman, Member of the Board	-	-	-
Clifton A. Pemble(4)	President & Chief Executive Officer, Member of the Board	-	-	-
Jonathan Burrell	Member of the Board and Compensation Committee, Chair of Nominating and Corporate Governance Committee	85,896	139,195	225,091
Joseph Hartnett	Member of the Board, Audit Committee and Nominating and Corporate Governance Committee, Chair of Compensation Committee	85,896	139,195	225,091
Catherine Lewis	Member of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	81,124	139,195	220,319
Charles Peffer	Member of the Board, Compensation Committee and Nominating and Corporate Governance Committee, Chair of Audit Committee	90,668	139,195	229,863
		343,584	556,780	900,364
(1)	Represents gross amounts earned during the year, prior to deductions for social security, withholding tax, etc.
(2)	Represents value of share-based compensation received by Board members; USD 145,845 (CHF 139,195) is awarded in shares of the Company.
(3)	While Dr. Kao does not receive any Board payments and is not part of the Executive Management, as an employee of the Company, he received compensation of CHF 395,235 consisting of CHF 340,464 salary, CHF 318 bonus and CHF 54,453 in other compensation.
(4)	The compensation of Mr. Pemble, as a member of the Executive Management, is included in the 2022 Executive Compensation Table that follows.

The total compensation for 2023 of each member of the Company’s Executive Management during 2023 is listed in the table below:

2023 EXECUTIVE COMPENSATION TABLE

Name & Principal Position(4)	Salary (USD)	Bonus (USD)(1)	Stock Awards (USD)(2)	All Other Compensation (USD)(3)	Total (USD)	Salary (Indicative CHF)	Bonus (Indicative CHF)(1)	Stock Awards (Indicative CHF)(2)	All Other Compensation (Indicative CHF)(3)	Total (Indicative CHF)
Clifton A. Pemble * President & Chief Executive Officer	1,350,962	333	5,150,023	74,694	6,576,012	1,134,943	280	4,326,534	62,750	5,524,507
Douglas G. Boessen Chief Financial Officer & Treasurer	750,577	333	1,249,990	75,895	2,076,795	630,560	280	1,050,116	63,759	1,744,715
	2,101,539	666	6,400,013	150,589	8,652,807	1,765,503	560	5,376,650	126,509	7,269,222
*	Highest paid executive
(1)	Both Mr. Pemble and Mr. Boessen received an annual holiday bonus of $333 (CHF 280).
(2)	This column shows the grant date fair value with respect to the PC-RSUs and RSUs granted in 2023. For PC-RSUs, the grant date fair value is based on the achievement of the performance targets at the 100% level. If the targets are exceeded, up to 150% of the target awards may be achieved. See the Grants of Plan-Based Awards table for information on awards made in 2023.
(3)	All Other Compensation for Mr. Pemble and Mr. Boessen for 2023 includes amounts contributed by the Company (in the form of base and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With regard to 2023, Mr. Pemble and Mr. Boessen each received $16,500 (CHF 13,862) in base contributions as well as $22,500 (CHF 18,902) in company matching contributions related to the qualified 401(k) plan. Health and other insurance premiums are included in All Other Compensation for 2023 as follows: Mr. Pemble - $35,346 (CHF 29,694) and Mr. Boessen - $36,547 (CHF 30,703). Finally, All Other Compensation for 2023 includes premiums on life insurance for both Named Executives.
(4)	Functions held by Executive Management in other entities are as follows:

Name	Company Name	Function
Clifton A. Pemble	None
Douglas G. Boessen	None

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The total compensation for 2022 of each member of the Company’s Executive Management during 2022 is listed in the table below:

2022 EXECUTIVE COMPENSATION TABLE

Name & Principal Position	Salary (CHF)	Bonus (CHF)(1)	Stock Awards (CHF)(2)	All Other Compensation (CHF)(3)	Total (CHF)
Clifton A. Pemble* President & Chief Executive Officer	1,170,058	318	3,081,804	65,411	4,317,591
Douglas G. Boessen Chief Financial Officer & Treasurer	662,757	318	745,345	66,280	1,474,700
	1,832,815	636	3,827,149	131,691	5,792,291

*	Highest paid executive
(1)	Both Mr. Pemble and Mr. Boessen received an annual holiday bonus of CHF 318.
(2)	This column shows the grant date fair value with respect to the PC-RSUs and RSUs granted in 2022 converted into CHF using the exchange rate on date of grant. For PC-RSUs, the grant date fair value is based on the achievement of the performance targets at the 100% level. If the targets are exceeded, up to 150% of the target awards may be achieved. See the Grants of Plan-Based Awards table for information on awards made in 2022.
(3)	All Other Compensation for Mr. Pemble and Mr. Boessen for 2022 includes amounts contributed by the Company (in the form of base and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With regard to 2022, Mr. Pemble and Mr. Boessen each received CHF 14,555 in base contributions as well as CHF 19,327 in company matching contributions related to the qualified 401(k) plan. Health and other insurance premiums are included in All Other Compensation for 2022 as follows: Mr. Pemble - CHF 31,198 and Mr. Boessen - CHF 32,067. Finally, All Other Compensation for 2022 includes premiums on life insurance for both Named Executives.

Grants of Plan-Based Awards

The following table provides information for each member of the Company’s Executive Management regarding 2023 grants of restricted stock units (RSUs) and options:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (USD/Sh)	Grant Date Fair Value of Stock and Option Awards (USD)(3)(4)	Grant Date Fair Value of Stock and Option Awards (Indicative CHF)(3)(4)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Clifton A. Pemble	12/15/2023				22,371			2,699,956	2,268,233
	2/25/2023	13,188	26,376	39,564				2,450,067	2,058,301
Douglas G. Boessen	12/15/2023				5,178			624,933	525,006
	2/25/2023	3,365	6,729	10,094				625,057	525,110
(1)	Awards made in the form of time-based and performance-based vesting restricted stock units (PC-RSUs) on February 25, 2023.
(2)	Awards made in the form of restricted stock units (RSUs) on December 15, 2023.
(3)	This column represents the grant date fair value of PC-RSUs and RSUs.
-	For PC-RSUs, that amount assumes 100% (Target) of performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the PC-RSUs, by the number of shares to be awarded. If 150% of Target (Maximum) is met, the grant date fair value of PC-RSUs would be $3,675,100 (CHF 3,087,451) for Mr. Pemble and $937,585 (CHF 787,665) for Mr. Boessen.
-	For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, by the number of shares to be awarded. For additional information on the valuation assumptions with respect to the 2023 grants, refer to Note 10 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 30, 2023, as filed with the SEC.
(4)	Employer social security contributions are not included as only due at vesting and expected to trigger employer social security costs of a maximum 8% of the value at vesting.

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The following table provides information for each member of the Company’s Executive Management regarding 2022 grants of restricted stock units (RSUs) and options:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (CHF/Sh)	Grant Date Fair Value of Stock and Option Awards (CHF)(3)(4)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Clifton A. Pemble	12/15/2022				20,052			1,625,517
	2/25/2022	7,377	14,754	22,131				1,456,287
Douglas G. Boessen	12/15/2022				4,296			348,256
	2/25/2022	2,012	4,023	6,035				397,089
(1)	Awards made in the form of time-based and performance-based vesting restricted stock units (PC-RSUs) on February 25, 2022.
(2)	Awards made in the form of restricted stock units (RSUs) on December 15, 2022.
(3)	This column represents the grant date fair value of PC-RSUs and RSUs converted into CHF using the exchange rate on the date of grant.
-	For PC-RSUs, that amount assumes 100% (Target) of performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the PC-RSUs, by the number of shares to be awarded. If 150% of Target (Maximum) is met, the grant date fair value of PC-RSUs would be CHF 2,184,431 for Mr. Pemble and CHF 595,633 for Mr. Boessen.
-	For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, by the number of shares to be awarded. For additional information on the valuation assumptions with respect to the 2022 grants, refer to Note 10 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC.
(4)	Employer social security contributions are not included as only due at vesting and expected to trigger employer social security costs of a maximum 8% of the value at vesting.

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Share Ownership of Garmin Ltd. by Board Members and Members of Executive Management

As of December 30, 2023 and December 31, 2022, the members of the Board of Directors held the following numbers of shares:

Name and Function	Total number of shares held at Dec. 30, 2023		Total number of shares held at Dec. 31, 2022
Jonathan Burrell, Chair of Nominating and Corporate Governance Committee, Member of Compensation Committee	18,775,059	(2)	18,986,433	(1)
Joseph Hartnett, Chair of Compensation Committee, Member of Audit Committee and Nominating and Corporate Governance Committee	18,582		17,456
Min H. Kao, Ph.D., Executive Chairman	18,842,060	(4)	18,847,060	(3)
Catherine A. Lewis, Member of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	4,607		3,481
Charles W. Peffer, Chair of Audit Committee, Member of Compensation Committee and Nominating and Corporate Governance Committee	27,532		26,406
Clifton A. Pemble, President & Chief Executive Officer	-		-	(5)
TOTAL	37,667,840		37,880,836
(1)	Includes (a) 491,747 shares held by The Judith M. Burrell Revocable Trust; (b) 9,055,549 shares held in several charitable lead annuity trusts (CLATs); (c) 7,935,400 shares held in several grantor retained annuity trusts (GRATs) established by Mr. Burrell’s mother; (d) 30,000 shares held in a revocable trust; (e) 773,834 shares held in a GRAT remainder trust established for Mr. Burrell’s benefit; (f) 394,478 shares held in one or more limited liability companies that are wholly-owned by a GRAT remainder trust established for Mr. Burrell’s benefit; and (g) 300,000 shares held in several GRATs established by Mr. Burrell.
(2)	Includes (a) 9,223,049 shares held in several charitable lead annuity trusts (CLATs); (b) 8,047,147 shares held in several GRATs established by Mr. Burell’s mother; (c) 96,600 shares held in a revocable trust; (d) 773,834 held in a GRAT remainder trust established for Mr. Burrell’s benefit; (e) 394,478 shares held by several limited liability companies that are wholly-owned by a GRAT remainder trust established for Mr. Burrell’s benefit; and (f) 233,400 shares held in multiple grantor retained annuity trusts (GRATs) established by Mr. Burrell.
(3)	Includes (a) 6,384,753 shares held by a revocable trust established by Dr. Kao and his wife; (b) 12,227,539 shares held by revocable trusts established by Dr. Kao’s children; and (c) 234,768 shares held by the Kao Family Foundation, a charitable foundation over which Dr. Kao and members of his family may be deemed to have voting and dispositive power.
(4)	Includes (a) 6,330,753 shares held by a revocable trust established by Dr. Kao and his wife; (b) 12,133,539 shares held by revocable trusts established by Dr. Kao’s children; and (c) 377,768 shares held by the Kao Family Foundation, a charitable foundation over which Dr. Kao and members of his family may be deemed to have voting and dispositive power.
(5)	Shares held by Mr. Pemble are shown in the Executive Management disclosure below.

As of December 30, 2023 and December 31, 2022, the members of Executive Management held the following numbers of shares:

Name and Principal Position(1)	Total number of shares held at Dec. 30, 2023	Total number of shares held at Dec. 31, 2022
Douglas G. Boessen, Chief Financial Officer & Treasurer	17,357	28,930
Clifton A. Pemble, President & Chief Executive Officer	85,004	82,651
TOTAL	102,361	111,581
(1)	On February 14, 2014, the Company’s Board of Directors determined that with effective date of January 1, 2014, the Company’s Executive Management consists of its President & Chief Executive Officer and its Chief Financial Officer & Treasurer.

The members of our Board of Directors and Executive Management owned 19.28 and 19.18 percent of the Company’s total shares issued as of December 30, 2023 and December 31, 2022.

The following tables provide information for each non-employee member of the Board of Directors regarding outstanding equity awards held by them as of December 30, 2023 and December 31, 2022, respectively.

OUTSTANDING EQUITY AWARDS AT DECEMBER 30, 2023

Name and Function	Stock Awards(1)
Jonathan Burrell	1,501
Member of the Board and Compensation Committee, Chair of Nominating and Corporate Governance Committee
Joseph Hartnett	1,501
Member of the Board, Audit Committee and Nominating and Corporate Governance Committee, Chair of Compensation Committee
Catherine Lewis	1,501
Member of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee
Charles Peffer	1,501
Member of the Board, Compensation Committee and Nominating and Corporate Governance Committee, Chair of Audit Committee
TOTAL	6,004
(1)	Represents restricted stock units.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

Name and Function	Stock Awards(1)
Jonathan Burrell	1,502
Member of the Board and Compensation Committee, Chair of Nominating and Corporate Governance Committee
Joseph Hartnett	1,502
Member of the Board, Audit Committee and Nominating and Corporate Governance Committee, Chair of Compensation Committee
Catherine Lewis	1,502
Member of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee
Charles Peffer	1,502
Member of the Board, Compensation Committee and Nominating and Corporate Governance Committee, Chair of Audit Committee
TOTAL	6,008
(1)	Represents restricted stock units.

The following tables provide information for each member of Executive Management regarding outstanding equity awards held by them as of December 30, 2023 and December 31, 2022, respectively. The 2023 table is presented in USD with indicative CHF amounts included for reference. The 2022 table is presented in CHF.

OUTSTANDING EQUITY AWARDS AT DECEMBER 30, 2023

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (USD)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (Indicative CHF)(4)
Clifton A. Pemble	4,123	(1)	529,970	445,228
President & Chief Executive Officer	13,368	(1)	1,718,323	1,443,563
	22,371	(1)	2,875,568	2,415,765
	5,831	(2)	749,517	629,669
	26,376	(2)	3,390,371	2,848,251
	72,069
Douglas G. Boessen	861	(1)	110,673	92,976
Chief Financial Officer & Treasurer	2,864	(1)	368,139	309,273
	5,178	(1)	665,580	559,154
	1,608	(2)	206,692	173,642
	6,729	(2)	864,946	726,641
	17,240
TOTAL	89,309
(1)	Represents restricted stock units.
(2)	Represents time-based and performance-based vesting restricted stock units.
(3)	Determined by multiplying the number of unearned shares by USD 128.54, which was the closing price of Garmin shares on The New York Stock Exchange on December 29, 2023.
(4)	Determined by multiplying the number of unearned shares by CHF 107.99, the CHF equivalent of the USD closing price of Garmin shares on The New York Stock Exchange on December 29, 2023.

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (CHF)(3)
Clifton A. Pemble	3,935	(1)	335,307
President & Chief Executive Officer	8,246	(1)	702,653
	20,052	(1)	1,708,658
	7,139	(2)	608,324
	11,662	(2)	993,735
	14,754	(2)	1,257,208
	65,788
Douglas G. Boessen	875	(1)	74,560
Chief Financial Officer & Treasurer	1,722	(1)	146,734
	4,296	(1)	366,068
	2,142	(2)	182,523
	3,216	(2)	274,040
	4,023	(2)	342,805
	16,274
TOTAL	82,062
(1)	Represents restricted stock units.
(2)	Represents time-based and performance-based vesting restricted stock units.
(3)	Determined by multiplying the number of unearned shares by CHF 85.21, which was the closing price of Garmin shares on The New York Stock Exchange on December 30, 2022.

Other than as disclosed, no party related to any member of the Board of Directors or Executive Management held any shares of Garmin Ltd. or equity awards in Garmin Ltd. shares as of December 30, 2023 and December 31, 2022.

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ANNEX 2

2023 SWISS STATUTORY NON-FINANCIAL MATTERS REPORT

Garmin Ltd. 2023 Non-Financial Matters Report

This report on general non-financial matters for the fiscal year ended December 30, 2023 has been prepared pursuant to the requirements of Art. 964a–c of the Swiss Code of Obligations.

Garmin’s Business Model

For more than 30 years, Garmin Ltd. and subsidiaries (collectively, we, our, us, the Company or Garmin) have pioneered new products, many of which feature location technology such as Global Positioning System (GPS), and applications that are designed for people who live an active lifestyle. Garmin serves five primary markets: fitness, outdoor, aviation, marine, and auto OEM. We design, develop, manufacture, market, and distribute a diverse family of GPS-enabled products and other navigation, communications, sensor-based and information products for these markets, as well as products installed by original equipment manufacturers (OEMs) and for aftermarket applications.

We make products that are engineered on the inside for life on the outside. We do this so our customers can make the most of the time they spend pursuing their passions. Our collective effort to design and deliver exceptional products is anchored in the Garmin mission, vision and values.

Garmin’s values are a direct reflection of the values of our founders, Gary Burrell and Dr. Min Kao. The values they embodied and instilled in Garmin at the time of its founding remain the values that drive everything we do.

Please refer to our 2023 Annual Report on Form 10-K (“2023 Form 10-K”), in particular Part I, Item 1, for additional details on Garmin’s business model.

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Environment

Garmin has a global environmental policy1 and is committed to protecting the environment throughout all aspects of our business. As discussed below, we continually evaluate and improve our performance by establishing objectives that conserve resources, reduce our impact on the environment, and fulfill requirements. The Garmin Board of Directors provides oversight and governance on all business matters, including sustainability and environmental, social and governance (ESG) strategies. Our executive leadership team provides direction on ESG strategies, oversight of the implementation of ESG initiatives and regularly updates the Board of Directors on ESG matters. Active involvement from our Board of Directors and executive leadership team ensures that ESG priorities are integrated into business decisions and throughout the organization.

Garmin is committed to reducing greenhouse gas emissions through direct carbon emissions reduction and elimination strategies. As part of our due diligence related to these efforts, we monitor our carbon emissions in our owned facilities and primary manufacturing and distribution facilities. More than 90% of our tracked carbon emissions from these sites are from the use of electricity. Garmin takes the opportunity to directly reduce our carbon emissions through renewable electricity sources where available to us under reasonable terms and conditions, and to reduce energy usage where we find opportunities to do so. During 2023, our 20-year agreement with our utility company in Kansas continued to provide our Olathe, Kansas, campus with 9.8 megawatts of renewable wind energy, resulting in 100% renewable energy utilization for this site. More than a dozen of our facilities and offices around the world utilize renewable energy sources, and we reduced our emissions in 2023 by more than 26,000 metric tons of CO2e2 through the use of renewable energy. Garmin implements environmentally friendly design elements in new construction projects, including the use of natural light, LED fixtures, high-efficiency HVAC equipment, and low-flow water systems. In 2023, Garmin also collected and recycled approximately 5,000 metric tons of materials, including paper, cardboard, plastic and electronic waste, from our facilities. Our manufacturing facilities in Taiwan, where the majority of our products are produced, have all achieved International Organization for Standardization (ISO) 50001 certification for energy management systems. The ISO 50001 standard sets requirements for establishing, implementing, maintaining, and improving an energy management system, enabling organizations to continually reduce their energy consumption, energy costs, and environmental impact. Additionally, Garmin has implemented environmental management systems to improve resource efficiency, reduce waste, and reduce costs and has achieved certification to the ISO 14001 standard for Environmental Management at facilities in the U.S., U.K., Taiwan, Poland, and China.

We also engineer our products with energy sustainability in mind, while aiming to satisfy customer demands for rich features. In 2023 we continued to expand our solar charging Power Glass™ technology to more of our products, which can significantly reduce the energy used by these products and the need to charge their batteries from the grid. For example, the Instinct 2® Solar smartwatch offers unlimited battery life in smartwatch mode using only the energy harvested from sunlight3. The addition of solar charging also benefits customers who can do what they love longer without worrying about frequent charging. In 2023 we shipped more than one million of these products. We also introduced the Descent™ G1 Solar – Ocean Edition in 2023, a watch-style dive computer with eco-friendly construction. One hundred percent of the plastic used to make the watch’s housing, bezel and buttons come from recycled ocean-bound plastics. The research and development that went into perfecting the use of ocean-bound plastics in our products paves the way to use recycled materials on additional product lines in the future.

Our products are built to last, and we also support our customers who want to responsibly recycle Garmin products that have reached the end of their useful life. Depending on country or region, customers can deliver their device to Garmin for us to responsibly dispose of or recycle. When possible, Garmin reuses components and refurbishes products returned through our product support system as part of our recertification process while ensuring the durability and reliability customers expect of our products. Over the past five years, our main refurbishing facility has averaged an 83% refurbish rate for returned damaged products. For high-volume products such as our multisport smartwatches, we are able to reuse approximately 85% of components from returned damaged items.

Garmin faces a number of risks related to climate change, including natural disasters and extreme weather events, regulatory and legislative measures, requirements of our OEM (original equipment manufacturer) customers or other strategic partners, and evolving societal pressures. In response to these risks, Garmin has developed backup and recovery plans, retained insurance against certain losses, diversified our suppliers where possible to mitigate supply chain disruptions, and continually innovates and seeks opportunities to provide products and technologies that will meet customer expectations. Please refer to our 2023 Form 10-K, in particular Part I, Item 1A, for additional information on the risks and uncertainties facing the Company.

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Social

For Garmin, our corporate values guide how we care for our communities and also how we treat our customers. We provide opportunities for our employees through programs that build connections between them and their communities. We are dedicated to serving our customers, designing our products with the customer in mind, and safeguarding our customers’ personal data.

Around the world, our employees are involved in community outreach and volunteer efforts serving a broad range of organizations, donating their time, talent and finances to make a difference in their communities. Garmin supports local community engagement initiatives where we have a business presence, and we provide opportunities for employees to give back to those communities. One such initiative is through active engagement in Science, Technology, Engineering, and Math (“STEM”) community outreach programs. Our strategic aim in these educational programs is to educate and encourage local students to pursue careers in information technology and engineering fields, especially students in underrepresented groups, which we believe benefits not only our company but the overall technology industry.

Our products offer customers a broad range of tools that allow them to achieve their fitness, health and wellness goals and provide insightful health metrics including heart rate, respiration rate and sleep tracking. We collect, store, process, and use personal information and other user data to enable our customers to get the most out of our products. Garmin has a Global Data Privacy Policy4 and protects the reasonable privacy expectations of its customers, employees, and other individuals. We are transparent about the types of personal data we process and the ways we use it, in compliance with applicable privacy laws and regulations. We believe personal data belongs to our customers, who control what can be shared, and we never sell customers’ personal data to anyone. We also have a responsibility to be good stewards of that data, and we protect it in accordance with best practices in cybersecurity frameworks. Our privacy and security teams are updated on current trends and practices through annual trainings and collaboration with industry groups, and we engage independent parties to perform annual assessments of our cyber security programs for continuous improvement.

Many countries in which Garmin conducts business have enacted privacy and data protection laws, which set out the rules for protecting an individual’s personal data. Noncompliance could result in significant penalties, governmental investigations and regulatory proceedings, litigation, harm to our brand, and a decrease in the use of our products and services. Please refer to our 2023 Form 10-K, in particular Part I, Item 1A, for additional information on the risks and uncertainties facing the Company.

Employees

Garmin employs approximately 19,900 individuals in 34 countries. Successful execution of our strategy is dependent on attracting, developing, and retaining key employees and members of our management team. To facilitate talent attraction and retention, we provide opportunities for our employees to grow and develop in their careers, supported by generous compensation and benefits, in a safe and healthy working environment.

We invest significant resources in our talent development programs to provide employees with the training and education they need to achieve their career goals, build relevant skills, and bring value to their teams. To support this, we provide many employee benefits, which vary by country or region, such as education assistance as well as leadership and professional development courses. Garmin’s Business Resource Groups in the U.S. provide opportunities for employees to connect, network, and become involved in community engagement initiatives. We also offer a range of benefits to our employees that enable us to attract and retain leading talent. In addition to salaries, these programs, which vary by country or region, include stock compensation, savings plans, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, and an Employee Stock Purchase Plan, which provides employees an opportunity to acquire company ownership for a discounted price. In 2023, our benefits package for U.S. employees scored 32% higher than the median value of a comparator group of high-tech companies based on an analysis conducted by Mercer, the largest U.S. human resources consulting firm. During 2023, our U.S. employees participated in a company-wide survey performed by Flex Surveys, and rated Garmin on a range of metrics, including company culture and compensation and benefits. In the final results Garmin scored in the top 20% among comparable companies. We believe our investments in our employees contribute to our relatively low turnover rate for a company in the technology industry. The average turnover across the Company for the most recent reporting period was approximately 12%(5). We were recently recognized by Forbes, who ranked Garmin as number 2 on their 2024 list of Best Large Employers in America.

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Garmin has a Global Health and Safety Policy1 and we are committed to providing a safe and healthy workplace that promotes the wellbeing of our employees. We continually evaluate our processes to ensure they fulfill requirements and educate and engage with our employees to implement improvements that prevent work-related incidents and illnesses, eliminate hazards and mitigate risks. Garmin has also achieved certification to the ISO 45001 standard, an internationally recognized certification for management systems of occupational health and safety, at facilities in the U.S., Taiwan, Poland, and China. As a reflection of Garmin health and safety practices, our Total Recordable Injury Rate (TRIR) is consistently well below industry averages. TRIR, as defined by the United States Occupational Safety and Health Administration, is the total number of recordable injuries and illnesses per 100 full-time equivalent workers during a one-year period. In 2023 our TRIR among our manufacturing and distribution locations that have achieved ISO 45001 certification was approximately 0.23. This value is approximately 2.2 times11 better than most recent industry averages as provided by the U.S. Bureau of Labor Statistics.

As outlined in our Global Code of Conduct6, Garmin is committed to supporting a diverse workforce at all levels of the company. As a global company with offices in more than 30 different countries around the world, diversity and inclusion play an important role in our culture, business operations, and ability to create innovative new products and services. For additional information on Garmin’s employee diversity and inclusion, please refer to our Sustainability Accounting Standards Board (SASB) Report on our sustainability reporting webpage7.

Our future success depends significantly on the continued contribution of our key executive, engineering, sales, marketing, manufacturing, and administrative personnel. Recruiting and retaining the skilled personnel we require to maintain and grow our market position can be challenging. Please refer to our 2023 Form 10-K, in particular Part I, Item 1A, for additional information on the risks and uncertainties facing the Company.

Human Rights

As outlined in our Global Human Rights Policy1, Garmin is committed to upholding human rights and freedoms for all people, including the right to experience safe, fair, and nondiscriminatory working conditions. We are committed to complying with all applicable laws and adhering to prevailing industry standards, and we expect the same of our suppliers.

In accordance with our Modern Slavery Policy8, Garmin condemns modern slavery in all forms and prohibits acts that constitute modern slavery. We have standards and procedures in place and require employees to report any suspected instances of modern slavery. Our global employee Code of Conduct requires our employees to comply with all applicable laws and regulations, which include those regarding modern slavery and human trafficking. We are committed to educating our workforce about modern slavery and human trafficking and ensuring compliance with applicable laws. Additionally, our factories are subject to periodic compliance audits by many of our distributors and other resellers to confirm our compliance with applicable laws, regulations, and international labor and human rights standards. Our Supplier Code of Conduct(9) addresses supplier policies on labor and human rights issues including modern slavery. Additionally, our standard supply agreements require suppliers to assure us that products they supply are not produced, manufactured or packaged by forced, prison or child labor. Garmin conducts periodic assessments of our suppliers to assess and verify compliance with our Supplier Code of Conduct and other supply chain requirements. These assessments include evaluations of compliance with policies implemented to prevent child labor, forced labor and other human rights issues. Garmin has also evaluated our supply chain to determine whether there are reasonable grounds to suspect child labor, pursuant to the requirements of Art. 964j of the Swiss Code of Obligations. As a result of the analysis performed, we have determined that there are not reasonable grounds to suspect Garmin’s products or services have been manufactured or provided using child labor.

Garmin also takes steps to ensure our supply chain is free of conflict minerals, which include tin, tantalum, tungsten, and gold, also known as 3TG. Although Garmin does not directly purchase any raw 3TG minerals from our suppliers, Garmin purchases component parts from its suppliers that could include 3TG derived from mines in the Democratic Republic of Congo (DRC) or adjoining countries. Garmin designed its due diligence measures in conformance with the due diligence related steps of the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, as further set forth in the specific guidance for downstream companies contained in the supplements on tin, tantalum, tungsten, and gold. Garmin expects each of our suppliers to adopt a policy of responsible sourcing of minerals and pass this requirement through its supply chain. Garmin responds to identified risks when there is reason to believe that conflict minerals included in its products may have originated in the DRC or an adjoining country and are not from recycled or scrap sources. For additional information on Garmin’s policies and procedures regarding conflict minerals, please refer to our Conflict Minerals Policy10 and our Conflict Minerals Report on our sustainability reporting webpage7.

As a business that operates worldwide, we are subject to complex and changing global laws and regulations, including those related to health and safety, labor and employment, import, export and trade. We have implemented policies and procedures designed to ensure compliance with applicable global laws and regulations, including those discussed above. Please refer to our 2023 Form 10-K, in particular Part I, Item 1A, for additional information on the risks and uncertainties facing the Company.

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Business Conduct

Garmin is committed to conducting business in a manner fully consistent with our ethical standards and legal obligations. Garmin is also committed to complying with all anti-corruption laws of the countries in which it does business, such as the United States Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 and articles 322ter – 322decies of the Swiss Criminal Code (CP). Garmin is committed to conducting its activities free from the illegal and improper influence of bribery and to ensuring anti-corruption awareness among its employees, as well as third parties with respect to their activities related to Garmin.

In accordance with our Code of Conduct6, Garmin empowers our employees to identify corruption risk and to respond appropriately. Employees are expected to be aware of local law requirements, follow the Company’s approval process for transactions, refuse and report to Garmin’s Chief Compliance Officer any requests for bribes or facilitating payments, and ensure any expenses for government officials are appropriate. Our employees are provided with mandatory annual trainings that includes the education and resources they need to be informed of and to adhere to applicable regulations and Garmin’s compliance policies. Additionally, our employees are required to acknowledge on an annual basis that they have reviewed the Code of Conduct and understand they are expected to comply with all of the rules therein. Garmin employees are encouraged to report any potential compliance concern and may do so anonymously through Garmin’s compliance hotline where permitted by local law.

Garmin’s Chief Compliance Officer has overall responsibility for the Company’s anti-corruption compliance program and the related guidelines. These guidelines are in place so neither Garmin nor any of its agents, partners or representatives will give, offer, receive or solicit any improper direct or indirect payments or anything of value to or from any customers, agents, counterparties or other business relationships or authorities. Included in the Company’s guidelines are due diligence processes designed to screen certain proposed business relationships with third parties that could have authority to make payments on Garmin’s behalf, including distributors, consultants, agents, and outside law firms. This due diligence process includes an analysis of the related risks and the need to implement safeguards, the results of which are reviewed and approved by our legal department prior to entering into an agreement. Once Garmin has retained a third party, additional due diligence is performed periodically and as needed.

Garmin is subject to complex and changing global laws and regulations, including those related to anticorruption, bribery, and anti-money laundering. We have implemented policies and procedures designed to ensure compliance with applicable global laws and regulations, including those discussed above. Please refer to our 2023 Form 10-K, in particular Part I, Item 1A, for additional information on the risks and uncertainties facing the Company.

FOOTNOTES

1See Garmin.com/GlobalPolicy

2CO2e calculated using conversion factors available from the United States Environmental Protection Agency’s Emissions & Generation Resource Integrated Database (eGRID) and other authoritative sources

3Assuming all-day wear with 3 hours per day outside in 50,000 lux conditions

4See Garmin.com/PrivacyPolicy

5This metric does not include Garmin’s seasonal, intern, or temporary employees

6See Garmin.com/CodeofConduct

7See Garmin.com/SustainabilityReports

8See Garmin.com/ModernSlavery

9See Garmin.com/SupplierCodeofConduct

10See Garmin.com/ConflictMinerals

11Based on communications equipment manufacturing (NAICS: 334200)

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ANNEX 3

Amendment and restatement of the Garmin Ltd. 2005 Equity Incentive Plan

GARMIN LTD.

2005 EQUITY INCENTIVE PLAN

As amended and restated on ~~June 9, 2023~~ June 7, 2024

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GARMIN LTD.
2005 EQUITY INCENTIVE PLAN

Article 1. Establishment, Objectives and Duration

1.1.	Establishment and Amendment of the Plan. The Board of Directors (the “Board”) of Garmin Ltd., a Swiss company (the “Company”), hereby establishes the incentive compensation plan to be known as the Garmin Ltd. 2005 Equity Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors of Garmin Ltd., a Cayman Islands company (“Garmin Cayman”), on March 1, 2005 and was approved by the shareholders of Garmin Cayman on June 3, 2005. The Plan is effective as of June 3, 2005 (the “Effective Date”). In 2006, Garmin Cayman effected a two-for-one stock split of its common Shares (the “Stock Split”). Subject to approval of the shareholders of Garmin Cayman, the Board of Directors of Garmin Cayman adopted an amended and restated plan effective June 5, 2009 with certain amendments reflecting the Stock Split, updated changes in the law and an expanded type of performance-based awards eligible to be granted under the Plan. The Plan was amended and restated on June 27, 2010 following the redomestication transaction on June 27, 2010 pursuant to which the shares of Garmin Cayman were exchanged for shares of the Company and the Company became the public holding company of Garmin Cayman and its subsidiaries. The Plan was amended and restated again on June 7, 2013, on October 21, 2016, on June 7, 2019, on April 22, 2022, ~~and~~ on June 10, 2022 and on June 9, 2023.
1.2.	Objectives of the Plan. The Plan is intended to allow employees of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, or to be compensated under the Plan based on growth in the Company’s equity value, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees and retaining existing employees. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide incentives for excellence in individual performance; and to promote teamwork.
1.3.	Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1.	“Article” means an Article of the Plan.
2.2.	“Award” means Options, Restricted Shares, Bonus Shares, SARs, Restricted Stock Units, Performance Units or Performance Shares granted under the Plan.
2.3.	“Award Agreement” means a written agreement by which an Award is evidenced.
2.4.	“Beneficial Owner” has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.
2.5.	“Board” means the Board of Directors of the Company.
2.6.	“Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary.
2.7.	“Cause” means, unless otherwise defined in an Award Agreement,
(a)	a Grantee’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud, dishonesty or moral turpitude,
(b)	any willful action or omission by a Grantee which would constitute grounds for immediate dismissal under the employment policies of the Company or the Subsidiary by which Grantee is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company or any Subsidiary, or violation of sexual harassment laws or the internal sexual harassment policy of the Company or the Subsidiary by which Grantee is employed, irrespective of whether the applicable law would allow an immediate dismissal in these cases,
(c)	a Grantee’s habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or
(d)	a Grantee’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company or any Subsidiary;
provided, however, that for purposes of clauses (b), (c) and (d), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan.

2.8.	“Change of Control” means, unless otherwise defined in an Award Agreement, any one or more of the following:

(a)	any PersVon other than (i) a Subsidiary, (ii) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (iii) any Excluded Person, becomes the Beneficial Owner of 35% or more of the shares of the Company representing 35% or more of the combined voting power of the Company (such a person or group, a “35% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the shares of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the shares of the Company, as the case may be and

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(ii) such corporation shall not be deemed a 35% Owner; or
(b)	the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or
(c)	the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the Company or a resolution of dissolution of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction.

The definition of “Change of Control” may be amended at any time prior to the occurrence of a Change of Control, and such amended definition shall be applied to all Awards granted under the Plan whether or not outstanding at the time such definition is amended, without requiring the consent of any Grantee. Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

2.9.	“Change of Control Period” has the meaning set forth in Section 5.6(c).
2.10.	“Change of Control Value” means the Fair Market Value of a Share on the date of a Change of Control.
2.11.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.
2.12.	“Company” has the meaning set forth in Section 1.1.
2.13.	“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith, upon receipt of medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.
2.14.	“Effective Date” has the meaning set forth in Section 1.1.
2.15.	“Eligible Person” means any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence or has been subject to a disability which does not qualify as a Disability.
2.16.	“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.
2.17.	“Excluded Person” means any Person who, along with such Person’s Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date.
2.18.	“Exempt Reorganization Transaction” means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding shares of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the shares of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).
2.19.	“Fair Market Value” means, unless otherwise determined or provided by the Board in the circumstances, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board, and (B) with respect to Shares, (i) the last sale price (also referred to as the closing price) of a Share on such U.S. securities exchange as the Shares are then traded, for the applicable date, (ii) if such U.S. securities exchange is closed for trading on such date, or if the Shares do not trade on such date, then the last sales price used shall be the one on the date the Shares last traded on such U.S. securities exchange, or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined in good faith by the Board using a method consistently applied. Notwithstanding the above, for all Options, SARs and Deferred Shares (RSUs) granted before June 5, 2009, Fair Market Value for purposes of establishing Option Prices, Exercise Prices or values of Shares, respectively, was established based on the average of the high and low trading prices on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported).
2.20.	“Freestanding SAR” means any SAR that is granted independently of any Option.
2.21.	“Good Reason” means any action by the Company or the Subsidiary employing a Grantee which results in any of the following without the Grantee’s consent: (a) a material diminution or other material adverse change in the Grantee’s position, authority or duties, (b) requiring the Grantee to be based at any office or location more than 50 miles from the location where he or she was previously based; (c) a material diminution in the Grantee’s compensation in the aggregate, other than a diminution applicable to all similarly situated employees. A Grantee shall not have Good Reason to terminate his or her position unless, (1) within 60 days following the event or circumstance set forth above in (a), (b) or (c), the Grantee notifies the Company of such event or circumstance, (2) the Grantee gives the Company 30 days to correct the event or circumstance, and (3) the Company does not correct, in all material respects, such event or circumstance.
2.22.	“Grant Date” has the meaning set forth in Section 5.2.
2.23.	“Grantee” means an individual who has been granted an Award.
2.24.	“Including” or “includes” mean “including, without limitation,” or “includes, without limitation”, respectively.

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2.25.	“Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.
2.26.	“Option” means an option granted under Article 6 of the Plan, including an incentive stock option.
2.27.	“Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.
2.28.	“Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such Option then in effect.
2.29.	“Performance Period” has the meaning set forth in Section 10.2.
2.30.	“Performance Share” or “Performance Unit” has the meaning set forth in Article 10.
2.31.	“Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board) or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.
2.32.	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.33.	“Plan” has the meaning set forth in Section 1.1.
2.34.	“Plan Committee” has the meaning set forth in Section 3.1.
2.35.	“Reorganization Transaction” has the meaning set forth in Section 2.9(c).
2.36.	“Restricted Shares” means Shares that are issued as an Award under the Plan that is subject to Restrictions.
2.37.	“Restricted Stock Units” (f/k/a “Deferred Shares”) means units awarded to Grantees pursuant to Article 9 hereof, which are convertible into Shares at such time as such units are no longer subject to Restrictions as established by the Board. Restricted Stock Units are the same as “Deferred Shares” previously referred to and granted under the Plan prior to this Amended and Restated Plan becoming effective.
2.38.	“Restriction” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Board may impose in the Award Agreement that are permissible under Swiss law. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Board shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Board shall determine.
2.39.	“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.
2.40.	“SAR” means a stock appreciation right and includes both Tandem SARs and Freestanding SARs.
2.41.	“SAR Term” means the period beginning on the Grant Date of a SAR and ending on the expiration date of such SAR, as specified in the Award Agreement for such SAR and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such SAR then in effect.
2.42.	“SEC” means the United States Securities and Exchange Commission, or any successor thereto.
2.43.	“Section” means, unless the context otherwise requires, a Section of the Plan.
2.44.	“Section 16 Person” means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.
2.45.	“Share” means a registered share, USD $0.10 par value, of the Company.
2.46.	“Subsidiary” means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%. Solely with respect to a grant of an incentive stock option under the requirements of Section 422 of the Code, “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.
2.47.	“Substitute Option” has the meaning set forth in Section 6.3.
2.48.	“Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.
2.49.	“Tandem SAR” means a SAR that is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.
2.50.	“Tax Withholding” has the meaning set forth in Section 14.1(a).
2.51.	“Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, or with respect to an individual who is an employee of a Subsidiary, the first day on which such Subsidiary ceases to be a Subsidiary. A Termination of Affiliation shall have the same meaning as a “separation from service” under Code Section 409A(2)(A)(i).
2.52.	“Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

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Article 3. Administration

3.1.	Board and Plan Committee. Subject to Article 13, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan (“Plan Committee”). To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3.
Any references herein to “Board” are, except as the context requires otherwise, references to the Board or the Plan Committee, as applicable.
3.2.	Powers of the Board. Subject to the express provisions of the Plan, the Board has full and final authority and sole discretion as follows:
(a)	taking into consideration the reasonable recommendations of management, to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the Restrictions, the benefit payable under any SAR, Performance Unit or Performance Share and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;
(b)	to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restrictions on Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall lapse and whether such shares shall be held in escrow;
(c)	to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;
(d)	to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards and lapse of Restrictions upon the Termination of Affiliation of a Grantee;
(e)	to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law;
(f)	to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor; provided that any replacement grant that would be considered a repricing shall be subject to shareholder approval;
(g)	to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms conditions or Restrictions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;
(h)	subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;
(i)	to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law, and to authorize foreign Subsidiaries to adopt plans as provided in Article 15;
(j)	to delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that only a member of the Board of Directors of the Company (or a committee thereof) may grant Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Plan Committee to individuals who are then Section 16 Persons;
(k)	to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of the Plan to be performed by the Board of Directors of the Company;
(l)	to delegate its duties and responsibilities under the Plan with respect to foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Persons, and (A) the acts of such delegates shall be treated hereunder as acts of the Board and (B) such delegates shall report to the Board regarding the delegated duties and responsibilities;
(m)	to correct any defect or supply any omission or reconcile any inconsistency, and construe and interpret the Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;
(n)	to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and
(o)	to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Board, and to the fullest extent permitted by the applicable law all such determinations of the Board shall be final, conclusive and binding on all Persons. To the fullest extent permitted by the applicable law no member of the Board shall be liable for any action or determination made with respect to the Plan or any Award.

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Article 4. Shares Subject to the Plan

4.1.	Number of Shares Available.

(a)	Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is ~~thirteen million (13,000,000)~~ eighteen million (18,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is ~~twelve million (12,000,000)~~ seventeen million (17,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.
(b)	Individual Limit. No individual Grantee may be granted Options, SARs, Restricted Shares, Restricted Stock Units, Bonus Shares, Performance Units or Performance Shares in Shares, or in any combination thereof, relating to an aggregate number of Shares under the Plan that exceeds two million (2,000,000) Shares in any 5-year period. If a previously granted Option, SAR, Restricted Stock Unit, Performance Unit, or Performance Share is forfeited, canceled or repriced, such forfeited, canceled or repriced Award as the case may be, shall continue to be counted against the maximum number of Shares subject to Awards that may be delivered to any Grantee under this Section 4.1(b).
4.2.	Adjustments in Shares.
(a)	Adjustment Principle. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(b)	Example. By way of illustration, and not by way of limitation, the following illustrates how the foregoing adjustment principles would apply in the context of a stock split: Assume a Grantee holds an Option to purchase 1,000 shares of Company stock at an Option Price of $50 per share. Assume further that the Company completes a two-for-one share split such that every shareholder on the requisite record date receives two Shares for every one Share held on the record date. Pursuant to the adjustment principles set forth above in Section 4.2(a), the Grantee’s Option would be adjusted such that, after such adjustment, the Grantee would hold an Option to purchase 2,000 Shares at an Option Price of $25 per Share. All other terms and conditions of the Option would remain the same. Similar adjustment principles would apply to SARs, Performance Shares, Performance Units, Bonus Shares and Deferred Shares. This Section 4.2(b) is for illustrative purposes only, assumes hypothetical facts, and shall not, under any event or circumstance, be interpreted as the adjustment outcome with respect to specific factual situations.

Article 5. Eligibility and General Conditions of Awards

5.1.	Eligibility. The Board may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.
5.2.	Grant Date. The Grant Date of an Award shall be the date on which the Board grants the Award or such later date as specified by the Board (i) in the Board’s resolutions or minutes addressing the Award grants or (ii) in the Award Agreement.
5.3.	Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified.
5.4.	Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.
5.5.	Restrictions on Share Transferability. The Board may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.
5.6.	Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Board pursuant to Section 3.2), and subject to the provisions of Section 13.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.
(a)	For Cause. If a Grantee has a Termination of Affiliation for Cause:
(i)	the Grantee’s Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;
(ii)	the Grantee’s Restricted Stock Units shall automatically be forfeited; and
(iii)	any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance

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Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.
(b)	On Account of Death or Disability. If a Grantee has a Termination of Affiliation on account of death or Disability:
(i)	the Grantee’s Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;
(ii)	the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;
(iii)	any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to one year after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and
(iv)	the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:
(A)	a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and
(B)	a percentage determined by the Plan Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Board elects to compute the benefit after the end of the Performance Period, the Performance percentage, as determined by the Board, attained during the Performance Period.
(c)	Change of Control Period. If a Grantee has a Termination of Affiliation during the period (“Change of Control Period”) commencing on a Change of Control and ending on the first anniversary of the Change of Control, which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, or initiated by the Grantee for Good Reason, then
(i)	the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable;
(ii)	the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;
(iii)	any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable and may be exercised, in whole or in part for ninety (90) days following such Termination of Affiliation (but only during the Option Term or SAR Term, respectively); and
(iv)	the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation, a cash payment equal to the product of (A) in the case of a Performance Share, the Change of Control Value or (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:
(A)	a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Termination of Affiliation and the denominator of which is the number of whole and partial months in the Performance Period; and
(B)	a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period.
(d)	Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, death or Disability, and other than under the circumstances described in Section 5.6(c), then:
(i)	the Grantee’s Restricted Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;
(ii)	the Grantee’s Restricted Stock Units shall automatically be forfeited;
(iii)	any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for ninety (90) days after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and
(iv)	any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.
5.7.	Nontransferability of Awards.
(a)	Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.
(b)	Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or

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encumbered by a Grantee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c)	To the extent and in the manner permitted by the Board, and subject to such terms and conditions as may be prescribed by the Board, a Grantee may transfer an Award to (a) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee, (including adoptive relationships), (b) any person sharing the Grantee’s household (other than a tenant or employee), (c) a trust in which persons described in (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in (a) or (b) or the Grantee own more than 50% of the voting interests; provided such transfer is not for value. The following shall not be considered transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by persons described in (a) or (b) above or the Grantee, in exchange for an interest in that entity.

Article 6. Stock Options

6.1.	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.
6.2.	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.
6.3.	Option Price. The Option Price of an Option under the Plan shall be determined by the Board, and shall be the higher of 100% of the Fair Market Value of a Share on the Grant Date or 100% of the par value of a Share; provided, however, that any Option (“Substitute Option”) that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, shall be granted such that such option substitution is completed in conformity with the rules set forth in Section 424(a) of the Code.
6.4.	Grant of Incentive Stock Options.
(a)	At the time of the grant of any Option to an Eligible Person who is an employee of the Company or a Subsidiary, the Board may designate that such option shall be made subject to additional restrictions to permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:
(i)	shall not be granted to a person who owns shares (including shares treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company;
(ii)	shall be for a term of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;
(iii)	shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Shares with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);
(iv)	shall, if the aggregate Fair Market Value of a Share (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all incentive stock options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:
(A)	the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and
(B)	if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Subsection (iv) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;
(v)	shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company;

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(vi)	shall require the Grantee to notify the Board of any disposition of any Shares issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and
(vii)	shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Board, designate in writing a beneficiary to exercise such incentive stock option after the Grantee’s death.
Notwithstanding the foregoing, the Board may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.
6.5.	Exercise of Options. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares as instructed by the Board or, subject to the approval of the Board pursuant to procedures approved by the Board,
(a)	through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise,
(b)	through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,
(c)	by transfer to the Company of the number of Shares then owned by the Grantee, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Board; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the exercise price. For purposes of this Section 6.5(c), in lieu of actually transferring to the Company the number of Shares then owned by the Grantee, the Board may, in its discretion permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually transferred, be deemed to have been transferred by the Grantee as payment of the exercise price, or
(d)	by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Grantee. Notwithstanding the foregoing, a “net exercise” arrangement will not be an eligible exercise method for incentive stock options unless and until the Company and its advisors conclude that such method of exercise may be utilized without resulting in a disqualification of the incentive stock option.

Article 7. Stock Appreciation Rights

7.1.	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Board in its sole discretion. The Board may grant Freestanding SARs or Tandem SARs, or any combination thereof.
(a)	Number of Shares. The Board shall have complete discretion to determine the number of SARs granted to any Grantee, subject to the limitations imposed in the Plan and by applicable law.
(b)	Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Grant Date. The Board, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.
7.2.	SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Grantee to whom the SAR is granted and which shall specify the exercise price per share, the SAR Term, the conditions of exercise, and such other terms and conditions as the Board in its sole discretion shall determine.
7.3.	Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs (a) may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; (b) may be exercised only with respect to the Shares for which its related Option is then exercisable; and (c) may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option. The value of the payment with respect to the Tandem SAR may be no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised.
7.4.	Expiration of SARs. A SAR granted under the Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Board in its sole discretion. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under the Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

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7.5.	Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise shall be solely in whole Shares of equivalent value. Fractional Shares shall be rounded down to the nearest whole Share with no cash consideration being paid upon exercise.

Article 8. Restricted Shares and Bonus Shares

8.1.	Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Board shall determine.
8.2.	Bonus Shares. Subject to the terms of the Plan, the Board may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Board. Bonus Shares shall be Shares issued without any Restriction.
8.3.	Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall specify the Restrictions and the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such Restrictions on any Restricted Shares as it may deem advisable, including Restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based Restrictions on vesting or Restrictions under applicable securities laws; provided that in all cases, the Restricted Shares shall be subject to a minimum two-year graduated vesting schedule (50% each year), except, if as provided in the Award Agreement, in the event of death, disability, Change of Control, Termination of Affiliation with Good Reason, or Termination of Affiliation by the Employer other than for Cause.
8.4.	Consideration. The Board shall determine the amount, if any, that a Grantee shall pay for Restricted Shares or Bonus Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.
8.5.	Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall resell such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical.
8.6.	Escrow. The Board may provide that any Restricted Shares or Bonus Shares shall be represented by, at the option of the Board, either book entry registration or by a stock certificate or certificates. If the shares of Restricted Shares are represented by a certificate or certificates, such shares shall be held (together with an assignment or endorsement executed in blank by the Grantee) in escrow by an escrow agent until such Restricted Shares become nonforfeitable or are forfeited.

Article 9. Restricted Stock Units (f/k/a “Deferred Shares”)

9.1.	Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3) and (4), the Board, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Board shall determine. A Grantee shall have no voting rights in Restricted Stock Units.
9.2.	Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Plan Committee shall determine in accordance with the Plan and Code Section 409A. The Plan Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions, Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws; provided that in all cases the Restricted Stock Units shall be subject to a minimum two-year graduated vesting schedule (50% each year), except, if as provided in the Award Agreement, in the event of death, Disability, Change of Control, Termination of Affiliation with Good Reason, or Termination of Affiliation by the Employer other than for Cause.
9.3.	Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.
9.4.	Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Share Unit. The “Settlement Date” for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the date when Restrictions applicable to an Award of Restricted Stock Units have lapsed.

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Article 10. Performance Units and Performance Shares

10.1.	Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as the Board shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall specify the terms and conditions applicable to the Performance Units or Performance Shares, as the Board determines.
10.2.	Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Board at the time of grant, that is equal to the Fair Market Value of a Share on the Grant Date. The Board shall set the business criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. For purposes of this Article 10, the time period during which the performance goals must be met shall be called a “Performance Period.” The Board shall have complete discretion to establish the performance goals.
10.3.	Payment of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.
If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Board determines appropriate, the Board may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.
10.4.	Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Board may cause earned Performance Units or Performance Shares to be paid in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

As determined by the Board, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Board, be entitled to exercise his or her voting rights with respect to such Shares.

Article 11. Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 12.  Rights of Employees

12.1.	Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ of the Company.
12.2.	Participation. No employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 13.  Amendment, Modification, and Termination

13.1.	Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board of Directors of the Company may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except to the extent the Board of Directors of the Company determines it is desirable to obtain approval of the Company’s shareholders, to have available the ability for Options to qualify as ISOs, to comply with the requirements for listing on any exchange where the Company’s Shares are listed, or for any other purpose the Board of Directors of the Company deems appropriate.
13.2.	Adjustments Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
13.3.	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.8 and Section 13.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

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Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.
13.4.	Adjustments in Connection with Change of Control. In the event the Company undergoes a Change of Control or in the event of a separation, spin-off, sale of a material portion of the Company’s assets or any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act and in which a Change of Control does not occur, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder in the manner as agreed to by the Board as set forth in the definitive agreement relating to the transaction. Without limitation, the Board or Plan Committee may:
(a)	remove restrictions on Restricted Shares and Restricted Stock Units;
(b)	modify the performance requirements for any other Awards;
(c)	provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire;
(d)	provide for the purchase by the Company of any such Award, upon the Grantee’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee’s rights had such Award been currently exercisable or payable;
(e)	make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control;
(f)	cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change of Control.

13.5.	Prohibition on Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Article 14.  Withholding

14.1.	Mandatory Tax Withholding.

(a)	Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award, or upon the lapse of Restrictions on an Award, or any other event with respect to rights and benefits hereunder (the exercise date, date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Company shall be entitled to require and may accommodate the Grantee’s request if so requested, to satisfy all federal, state, local and foreign tax withholding requirements, including Social Security and Medicare (“FICA”) taxes related thereto (“Tax Withholding”), by one or a combination of the following methods:

(i)	Payment of an amount in cash equal to the amount to be withheld;
(ii)	Requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or
(iii)	withholding from compensation otherwise due to the Grantee.

The Board in its sole discretion may provide that the maximum amount of tax withholding to be satisfied by withholding Shares pursuant to clause (ii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)	Any Grantee who makes a disqualifying disposition of an incentive stock option granted under the Plan or who makes an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Tax Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Tax Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

14.2.	Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

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Article 15.  Equity Incentive Plans of Foreign Subsidiaries

The Board may authorize any foreign Subsidiary to adopt a plan for granting Awards (“Foreign Equity Incentive Plan”). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under the Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Board permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

Article 16. Additional Provisions

16.1.	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.
16.2.	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.3.	Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
16.4.	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.
16.5.	Securities Law Compliance.
(a)	If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All Shares transferred under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.
(b)	If the Board determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are then listed, then the Board may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.
16.6.	No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the escrow agent, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Board at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may provide for payment of interest on deferred cash dividends.
16.7.	Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.
16.8.	Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.
16.9.	Data Protection. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan may process, store, transfer or disclose personal data of the Grantees to the extent required for the implementation and administration of the Plan. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan shall comply with any applicable data protection laws.
16.10.	Governing Law. The Plan and the rights of any Grantee receiving an Award thereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Kansas without giving effect to the principles of the conflict of laws to the contrary.

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Annex to the Plan for Swiss based Grantees and Grantees subject to Swiss inheritance law

1.	Section 5.6(a)(i) shall be replaced with the following:

(i)	to the extent permitted by the applicable Swiss law the Grantee’s Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 0 regarding repayment of certain amounts to the Grantee;

2.	Section 5.6(a)(ii) shall be replaced with the following:

(ii)	to the extent permitted by the applicable Swiss law the Grantee’s Restricted Stock Units shall automatically be forfeited;

3.	Section 5.6(a)(iii) shall be replaced with the following:

(iii)	to the extent permitted by the applicable Swiss law any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.
4.	Section 5.6(d)(i) shall be replaced with the following:

(i)	to the extent permitted by the applicable Swiss law the Grantee’s Restricted Shares and Deferred Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

5.	Section 5.6(d)(ii) shall be replaced with the following:

(ii)	to the extent permitted by the applicable Swiss law the Grantee’s Restricted Stock Units shall automatically be forfeited;

6.	Section 5.6(d)(iv) shall be replaced with the following:

(iv)	to the extent permitted by the applicable Swiss law any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

7.	Section 6.1 shall be replaced with the following:

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing and to the extent permitted by the applicable Swiss law, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.
8.	Article 11 shall be replaced with the following:
Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form and procedure prescribed by the applicable Swiss inheritance law. Irrespective of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate

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ANNEX 4        Renewal of Capital Band

Proposed Shareholder Resolution

The Board submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that Article 5 of the Articles of Association shall be amended as set out further below (in which text to be deleted is marked with a strikethrough and text to be added is underlined)

Art. 5 Kapitalband

1.	Die Gesellschaft verfügt über ein Kapitalband zwischen USD ~~17’629’238.60~~ 17’541’086.85 (untere Grenze) und USD ~~23’505’651.20~~ 23’388’115.80 (obere Grenze). Der Verwaltungsrat ist im Rahmen des Kapitalbands ermächtigt, bis zum ~~9 Juni 2024~~ 7. Juni 2025 oder bis zu einem früheren Dahinfallen des Kapitalbands das Aktienkapital einmal oder mehrmals und in beliebigen Beträgen zu erhöhen oder herabzusetzen oder Aktien direkt oder indirekt zu erwerben oder zu veräussern. Die Kapitalerhöhung oder -herabsetzung kann durch Ausgabe von bis zu ~~39’176’084~~ 38’980’193 voll zu liberierenden Aktien mit einem Nennwert von je USD 0.10 bzw. Vernichtung von bis zu ~~19’588’042~~ 19’490’096 Aktien mit einem Nennwert von je USD 0.10 oder durch eine Erhöhung bzw. Herabsetzung der Nennwerte der bestehenden Aktien mit einem Nennwert von je USD 0.10 im Rahmen des Kapitalbands oder durch gleichzeitige Herabsetzung und Wiedererhöhung erfolgen.
2.	Im Falle einer Ausgabe von neuen Aktien unterliegen Zeichnung und Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien den Beschränkungen von Art. 8 dieser Statuten.
3.	Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands legt der Verwaltungsrat, soweit erforderlich, den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung und Umwandlung von Reserven oder eines Gewinnvortrags in Aktienkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank, ein Bankenkonsortium oder einen anderen Dritten und anschliessendem Angebot an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben oder nicht gültig ausgeübt wurden) ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu ermöglichen, zu beschränken oder auszuschliessen. Nicht gültig ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht gültig ausgeübt wurden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.
4.	Der Verwaltungsrat ist im Fall einer Ausgabe von Aktien ermächtigt, das Bezugsrecht der bisherigen Aktionäre aufzuheben oder zu beschränken und Dritten, der Gesellschaft oder einer ihrer Konzerngesellschaften zuzuweisen:
(a)	wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder
(b)	für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen, den Erwerb von Produkten, Immaterialgütern oder Lizenzen durch oder Investitionsvorhaben der Gesellschaft oder einer ihrer Konzerngesellschaften oder für die Finanzierung oder Refinanzierung solcher Transaktionen durch eine Aktienplatzierung; oder

Art. 5 Capital Band

1.	The Company has a capital band ranging from USD ~~17,629,238.60~~ 17,541,086.85 (lower limit) to USD ~~23,505,651.20~~ 23,388,115.80 (upper limit). The Board of Directors shall be authorized within the capital band to increase or decrease the share capital once or several times and in any amounts or to acquire or dispose of Shares directly or indirectly, until ~~June 9, 2024~~ June 7, 2025 or until an earlier expiration of the capital band. The capital increase or decrease may be effected by issuing up to ~~39,176,084~~ 38,980,193 fully paid-in shares with a nominal value of USD 0.10 each and cancelling up to ~~19,588,042~~ 19,490,096 shares with a nominal value of USD 0.10 each, as applicable, or by increasing or decreasing the nominal value of the existing shares with a nominal value of USD 0.10 each within the limits of the capital band or by simultaneous decrease and re-increase of the share capital.
2.	In the event of an issue of new Shares, the subscription and acquisition of the new Shares and any subsequent transfer of the Shares shall be subject to the limitations pursuant to Art. 8 of these Articles of Association.
3.	In the event of a capital increase within the capital band, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set-off and conversion of reserves or of profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the commencement date for dividend entitlement. In this regard, the Board of Directors may issue new Shares by means of a firm underwriting through a bank, a syndicate of banks or another third party and a subsequent offer of these Shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trade with subscription rights. The Board of Directors may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or Shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.
4.	In the event of an issuance of Shares, the Board of Directors is further authorized to withdraw or restrict subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company or any of its group companies:
(a) if the issue price of the new Shares is determined by reference to the market price; or
(b) for the acquisition of companies, parts of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of Shares; or

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(c)	zum Zwecke der Erweiterung des Aktionärskreises der Gesellschaft in gewissen Finanz- oder Investorenmärkten oder im Zusammenhang mit der Kotierung neuer Aktien an inländischen oder an ausländischen Börsen; oder
(d)	für nationale und internationale Platzierungen von neuen Aktien zum Zwecke der Erhöhung des Streubesitzes oder zur Einhaltung anwendbarer Kotierungsvorschriften; oder
(e)	zwecks Beteiligung von strategischen Investoren, einschliesslich Finanzinvestoren; oder
(f)	für die Einräumung einer Mehrzuteilungsoption (“greenshoe”) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder
(g)	für die Beteiligung der Verwaltungsratsmitgliedern, Geschäftsleitungsmitgliedern, Mitarbeitern, Beauftragten, Beratern der Gesellschaft oder einer Gruppengesellschaft, oder anderen Personen, die Dienstleistungen an die Gesellschaft oder eine ihrer Gruppengesellschaft erbringen; oder
(h)	um Eigenkapital auf eine schnelle und flexible Weise zu beschaffen, welche ohne den Ausschluss der Bezugsrechte der bestehenden Aktionäre nicht oder nur schwer oder zu wesentlich schlechteren Bedingungen möglich wäre.
5.	Nach einer Nennwertveränderung sind neue Aktien im Rahmen des Kapitalbands mit gleichem Nennwert auszugeben wie die bestehenden Aktien
6.	Erhöht sich das Aktienkapital aufgrund einer Erhöhung aus bedingtem Kapital nach Art. 6 dieser Statuten, so erhöhen sich die obere und die untere Grenze des Kapitalbands entsprechend dem Umfang der Erhöhung des Aktienkapitals. Der Verwaltungsrat macht die erforderlichen Feststellungen und ändert die Statuten entsprechend.
7.	Bei einer Herabsetzung des Aktienkapitals im Rahmen des Kapitalbands legt der Verwaltungsrat, soweit erforderlich, die Verwendung des Herabsetzungsbetrags fest. Der Verwaltungsrat kann den Herabsetzungsbetrag auch zur teilweisen oder vollständigen Beseitigung einer Unterbilanz im Sinne von Artikel 653p OR verwenden oder das Aktienkapital im Sinne von Artikel 653q OR gleichzeitig herabsetzen und mindestens auf den bisherigen Betrag erhöhen.
(c)	for the purpose of broadening the shareholder constituency of the Company in certain financial or investor markets or in connection with the listing of new Shares on domestic or foreign stock exchanges; or
(d)	for purposes of national and international offerings of new Shares for the purpose of increasing the free float or to meet applicable listing requirements; or
(e)	for purposes of the participation of strategic partners, including financial investors; or
(f)	for purposes of granting an over-allotment option (“greenshoe”) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or
(g)	for the participation of the members of the Board of Directors, members of the Management Team, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies; or
(h)	for raising equity capital in a fast and flexible manner which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of the existing shareholders.
5.	After a change of the nominal value, new Shares shall be issued within the capital band with the same nominal value as the existing Shares.
6.	If the share capital increases as a result of an increase from conditional capital pursuant to Art. 6 of these Articles of Association, the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital. The Board of Directors shall make the necessary ascertainments and amend the Articles of Association accordingly.
7.	In the event of a decrease of the share capital within the capital band, the Board of Directors shall, to the extent necessary, determine the use of the decrease amount. The Board of Directors may also use the decrease amount for the partial or full elimination of a share capital shortfall in the sense of article 653p CO or may, in the sense of article 653q CO, simultaneously decrease and increase the share capital to at least the previous amount.

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

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GARMIN® VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. Eastern Daylight Time (which is 10:59 p.m. Central Daylight Time), on June 6, 2024.

Online
Go to **www.investorvote.com/GRMN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15 and 16. The Board of Directors recommends a vote FOR the nominees listed in Proposals 5, 6, 7 and 8.

	For	Against	Abstain
5a - Jonathan C. Burrell	☐	☐	☐
5b - Joseph J. Hartnett	☐	☐	☐
5c - Min H. Kao	☐	☐	☐
5d - Catherine A. Lewis	☐	☐	☐
5e - Clifton A. Pemble	☐	☐	☐
5f - Susan M. Ball	☐	☐	☐

	For	Against	Abstain
6. Re-election of Min H. Kao as Executive Chairman.	☐	☐	☐

	For	Against	Abstain
7a - Jonathan C. Burrell	☐	☐	☐
7b - Joseph J. Hartnett	☐	☐	☐
7c - Catherine A. Lewis	☐	☐	☐
7d - Susan M. Ball	☐	☐	☐

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1 U P X 6 0 8 4 9 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Proxy – Garmin LTD.

The undersigned shareholder of Garmin Ltd., a Swiss company, hereby appoints the independent voting rights representative, the law firm Wuersch & Gering LLP, or its substitute, as true and lawful agent and proxy to represent the undersigned and vote all shares of Garmin Ltd. owned by the undersigned in all matters coming before the Annual General Meeting of Shareholders (or any adjournment thereof) to be held at Prime Tower, Hardstrasse 201, 8005 Zürich, Switzerland, on Friday, June 7, 2024, at 17:00 Central European Summer Time.

This proxy, when properly executed, will be voted as specified. To the extent you do not give specific instructions, you instruct the independent voting rights representative to vote your shares for all proposals in accordance with the recommendations of the Board of Directors (i.e. FOR Proposals 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15 and 16 and FOR the nominees listed in Proposals 5, 6, 7 and 8). If any modifications to agenda items or proposals identified in the invitation to the Annual General Meeting of Shareholders or other matters on which voting is permissible under Swiss law are properly presented at the Annual General Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board of Directors. Proxy cards must be signed and dated.

CONTINUED ON THE REVERSE SIDE.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

B New Proposals and Motions/New Agenda Items

If new or modified agenda items (other than those in the invitation to the meeting and the proxy statement) or new or modified proposals or motions with respect to those agenda items set forth in the invitation to the meeting and the proxy statement are put forth before the Annual General Meeting, you instruct the independent voting rights representative to vote your shares as follows:

☐ In accordance with the respective recommendations of the Board of Directors ☐ Abstain ☐ Against

C Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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